                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     /X/ Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                            ALLIANT TECHSYSTEMS INC.
- - --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
- - --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- - --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- - --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- - --------------------------------------------------------------------------------

     (5) Total fee paid:

- - --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- - --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- - --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- - --------------------------------------------------------------------------------

     (3) Filing party:

- - --------------------------------------------------------------------------------

     (4) Date filed:

- - --------------------------------------------------------------------------------

                                               [ALLIANT LOGO]

                                               Alliant Techsystems Inc.
                                               600 Second Street N.E.
                                               Hopkins, MN 55343-8384

July 3, 1996

Dear Stockholder:

     It is our pleasure to invite you to attend the sixth Annual Meeting of Stockholders of Alliant Techsystems Inc. The meeting will be held at 2:00 p.m. on Tuesday, August 6, 1996, at the Sheraton Park Place Hotel, 1500 Park Place Boulevard (I-394 at Park Place/Xenia Exit), St. Louis Park (suburban Minneapolis), Minnesota.

     The accompanying Notice of Annual Meeting and Proxy Statement describe the proposals to be considered at the meeting. In addition, there will be a report on the Company's business operations, and stockholders will have an opportunity to ask questions.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR BOARD OF DIRECTORS REQUESTS THAT YOU PROMPTLY SIGN, DATE AND RETURN THE ENCLOSED WHITE PROXY IN THE REPLY ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY OF COURSE ATTEND THE MEETING AND VOTE IN PERSON, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY. IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT.

     Your Board of Directors recommends that you vote FOR all of the Board's nominees for election as directors, FOR approval of the ratification of the selection of independent accountants, and FOR approval of the Non-Employee Director Restricted Stock Plan. The vote of every stockholder is important and your Board of Directors appreciates your support and cooperation.

Sincerely,

/s/ R. Keith Elliott                           /s/ Richard Schwartz
R. Keith Elliott                               Richard Schwartz
Chairman of the Board                          President and
                                               Chief Executive Officer

                                IMPORTANT NOTICE

ADMISSION TO THE MEETING WILL BE BY TICKET ONLY. IN ORDER TO SECURE AN ADMISSION TICKET, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT.

                               TABLE OF CONTENTS

                                                                                           PAGE
Notice of Annual Meeting................................................................     i
General Information.....................................................................     1
Stock Ownership.........................................................................     3
Election of Directors (Proposal No. 1)..................................................     5
Executive Compensation..................................................................    11
Ratification of Selection of Independent Accountants (Proposal No. 2)...................    24
Approval of Non-Employee Director Restricted Stock Plan (Proposal No. 3)................    25
Additional Information..................................................................    27
Appendix A..............................................................................   A-1
Appendix B..............................................................................   B-1

                               IMPORTANT REMINDER

     If you receive more than one proxy, and all of the proxies are accompanied by return envelopes addressed to the same addressee, you may return all of your proxies in the same envelope.

     HOWEVER, IF ANY OF THE PROXIES YOU RECEIVE ARE ACCOMPANIED BY RETURN ENVELOPES ADDRESSED TO DIFFERENT ADDRESSEES, BE SURE TO RETURN EACH PROXY IN THE ENVELOPE THAT ACCOMPANIED IT.

                                               [Alliant LOGO]

                            ALLIANT TECHSYSTEMS INC.
                             600 SECOND STREET N.E.
                             HOPKINS, MN 55343-8384

- - --------------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 6, 1996
- - --------------------------------------------------------------------------------

     The Annual Meeting of Stockholders (the "Annual Meeting") of Alliant Techsystems Inc. (the "Company") will be held on Tuesday, August 6, 1996, at 2:00 p.m., local time, at the Sheraton Park Place Hotel, 1500 Park Place Boulevard (I-394 at Park Place/Xenia Exit), St. Louis Park (suburban Minneapolis), Minnesota, for the following purposes:

     (1) To elect nine directors;

     (2) To ratify the selection of Deloitte & Touche as independent accountants for the fiscal year ending March 31, 1997;

     (3) To approve the Non-Employee Director Restricted Stock Plan; and

     (4) To consider and act upon any other business that may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on June 10, 1996, are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the Annual Meeting, during ordinary business hours, for ten days prior to the Annual Meeting at the office of the undersigned at the address of the Company.

     IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE ACCOMPANYING PROXY STATEMENT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. ACCORDINGLY, YOU ARE ENCOURAGED TO SIGN, DATE, AND RETURN THE ENCLOSED WHITE PROXY AS SOON AS POSSIBLE IN THE REPLY ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,


                                          /s/ Charles H. Gauck

                                          Charles H. Gauck, Secretary

July 3, 1996

                            ALLIANT TECHSYSTEMS INC.
                             600 SECOND STREET N.E.
                             HOPKINS, MN 55343-8384

- - --------------------------------------------------------------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 AUGUST 6, 1996
- - --------------------------------------------------------------------------------

                              GENERAL INFORMATION

                      TIME AND PLACE OF THE ANNUAL MEETING

     These proxy materials, which are first being mailed to stockholders on or about July 3, 1996, are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board") of Alliant Techsystems Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held at the Sheraton Park Place Hotel, 1500 Park Place Boulevard (I-394 at Park Place/Xenia Exit), St. Louis Park (suburban Minneapolis), Minnesota, at 2:00 p.m., local time, on Tuesday, August 6, 1996, and all adjournments or postponements thereof (the "Annual Meeting"). The executive offices of the Company are located at 600 Second Street N.E., Hopkins, Minnesota 55343-8384.

                         PURPOSE OF THE ANNUAL MEETING

     The purpose of the Annual Meeting is to consider and vote upon (i) the election of nine directors; (ii) the ratification of the selection of Deloitte & Touche as independent accountants for the fiscal year ending March 31, 1997;
(iii) the approval of the Non-Employee Director Restricted Stock Plan; and (iv) such other business as may properly come before the Annual Meeting.

                           VOTING AND RELATED MATTERS

     Only stockholders of record as of the close of business on June 10, 1996, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting, each stockholder being entitled to one vote for each share of the Company's Common Stock, par value $.01 per share ("Common Stock"), owned of record on such date. As of the record date, 12,949,888 shares of Common Stock (excluding 913,725 treasury shares) were outstanding.

     At the Annual Meeting (at which a quorum must be present), (i) the nine nominees for election as directors who receive the largest number of votes FOR, as cast by holders of shares of Common Stock represented and entitled to vote at the Annual Meeting, will be elected directors, and (ii) the affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting will be required to approve (a) the ratification of the selection of independent accountants, (b) the Non-Employee Director Restricted Stock Plan, and (c) any other matter that may properly come before the Annual Meeting. Shares of Common Stock held by a stockholder who withholds authority to vote on the election of directors, and/or abstains from voting on any other proposal will be considered represented at the Annual Meeting for purposes of determining a quorum. An abstention will also be considered represented at the Annual Meeting for purposes of determining the vote required to approve any proposal, except the election of directors. An abstention is, in effect, a negative vote. In the election of directors, votes withheld as to a nominee will have the effect of reducing the number of votes cast for that nominee. Broker non-votes (i.e., shares not voted on a specific proposal by record holders due to the absence of specific voting instructions from the beneficial owners of the shares) will be considered represented at the Annual Meeting for purposes of determining a quorum, inasmuch as such shares will have been voted on at least one other proposal. Broker non-votes will not, however, be considered represented at the Annual Meeting for purposes of determining the vote required to approve the specific proposal to which the broker non-votes relate.

     Shares of Common Stock represented by a proxy in the accompanying form which is properly executed and returned will be voted at the Annual Meeting in accordance with the stockholder's instructions contained in such proxy. Stockholders are encouraged to specify the way they wish to vote their shares by marking the appropriate boxes on the accompanying proxy. In the absence of contrary instructions, shares represented by a proxy that is properly executed and returned will be voted FOR the Board's nominees for election as directors (Proposal No. 1), FOR approval of ratification of the selection of independent accountants (Proposal No. 2), and FOR approval of the Non-Employee Director Restricted Stock Plan (Proposal No. 3), and in the best judgment of the persons named as proxies in the accompanying proxy on any other matters which may properly come before the Annual Meeting.

     The Board does not intend to present any matters for a vote at the Annual Meeting other than the proposals described in this Proxy Statement. The persons named as proxies in the accompanying proxy will, however, have discretionary voting authority regarding any other business that may properly come before the Annual Meeting. In the event that the proponents of a stockholder proposal that was omitted from this Proxy Statement pursuant to the rules and regulations of the Securities and Exchange Commission present their proposal at the Annual Meeting, the named proxies will utilize their discretionary voting authority to vote against the proposal. The omitted proposal requested that the Company's directors establish a policy to end all research, development, production, and sales of antipersonnel mines by 1997.

     Any stockholder has the power to revoke a proxy at any time before the shares represented thereby are voted, either by executing and delivering to the Company, attention of the Secretary, a subsequently dated proxy or a written revocation of such proxy, or by attendance at the Annual Meeting and voting such shares in person. Attendance at the Annual Meeting does not alone revoke a proxy.

     The accompanying form of proxy (if bearing a blue stripe) will also serve as a voting instruction by participants in the Company's 401(k) plans as to how they wish the trustee to vote shares of Common Stock allocated to their accounts under the plans. The trustee will vote such allocated shares as directed by participants. The plan documents provide that the trustee will vote unallocated shares and shares for which no participant direction is received in the same manner and proportion as the trustee votes shares for which it receives directions from participants in the plans.

                            SOLICITATION OF PROXIES

     The expense of preparing, printing, and mailing these proxy materials will be paid by the Company. Proxies are being solicited principally by mail; but proxies may also be solicited personally, by telephone, telegraph and similar means by directors, officers, and regular employees of the Company without additional compensation. In addition, the Company has retained ChaseMellon Shareholder Services to assist in the solicitation of proxies at a fee of $6,500 plus out-of-pocket expenses. The Company will also reimburse brokerage firms and others for their expenses in forwarding proxy solicitation materials to the beneficial owners of Common Stock.

                                 ANNUAL REPORT

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended March 31, 1996 ("fiscal year 1996") has been mailed to all stockholders entitled to vote at the Annual Meeting.

                                STOCK OWNERSHIP

                             PRINCIPAL STOCKHOLDERS

     The Company knows of no person who, as of June 10, 1996, beneficially owned more than five percent of the Common Stock outstanding, except as set forth below:

                                                          AMOUNT AND
                      NAME AND ADDRESS                    NATURE OF               PERCENT OF
                     OF BENEFICIAL OWNER             BENEFICIAL OWNERSHIP           CLASS
          -----------------------------------------  --------------------         ----------
          Hercules Incorporated....................         3,862,069                29.8%
          Hercules Plaza
          Wilmington, DE 19894
          FMR Corp.................................      1,200,900(1)                 9.3%
            and
          Edward C. Johnson 3d
          82 Devonshire Street
          Boston, MA 02109
          Ryback Management Corporation............        856,400(2)                 6.6%
            Lindner Growth Fund
          7711 Carondelet Avenue
          Box 16900
          St. Louis, MO 63105
          Arnhold and S. Bleichroeder, Inc. .......        680,200(3)                 5.3%
          45 Broadway
          New York, NY 10006

- - ---------------
(1) Beneficial ownership of these shares was reported in a Schedule 13G, as amended on February 14, 1996. The Schedule 13G reported that (a) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. ("FMR") and an investment adviser, is the beneficial owner of 1,089,400 shares as a result of acting as investment adviser to various investment companies (the "Funds"); (b) Edward C. Johnson 3d ("Johnson"), Chairman of FMR, FMR, through its control of Fidelity, and the Funds each has sole power to dispose of the 1,089,400 shares owned by the Funds; (c) neither Johnson nor FMR has the sole power to vote or direct the voting of the shares owned by the Funds, which power resides with the Funds' Boards of Trustees, which have established written guidelines pursuant to which Fidelity carries out voting of the shares; (d) Fidelity Management Trust Company (the "Trust Company"), a wholly-owned subsidiary of FMR and a bank, is the beneficial owner of 111,500 shares as a result of its serving as investment manager of institutional accounts; and (e) Johnson and FMR, through its control of the Trust Company, has sole dispositive power over 111,500 shares and sole power to vote or direct the voting of 60,200 shares, and no power to vote or direct the voting of 51,300 shares owned by the institutional accounts.

(2) Beneficial ownership of these shares was reported in a Schedule 13G, as amended January 25, 1996. The Schedule 13G reported that Ryback Management Corporation (a) beneficially owns 6,400 shares managed by it and has shared voting power and shared dispositive power as to all 6,400 shares; and (b) serves as investment adviser for Lindner Growth Fund, which beneficially owns 850,000 shares held by it and has sole voting power and sole dispositive power as to all 850,000 shares.

(3) Beneficial ownership of these shares was reported in a Schedule 13G, dated February 14, 1996. The Schedule 13G reported that (a) Arnhold and S. Bleichroeder, Inc. ("A&SB") is the investment advisor for a number of investment companies (each a "Fund") and discretionary accounts (the "Discretionary Accounts"); (b) A&SB has sole power to vote and dispose of shares held in each Fund and is therefore the beneficial owner of such shares; (c) A&SB shares the power to vote shares in each Discretionary Account with the owner of such account, and has sole power to dispose of shares held in each Discretionary Account and may also be considered the beneficial owner of shares held in the Discretionary Accounts; and (d) A&SB has sole voting power as to 53,200 shares and sole dispositive power as to all 680,200 shares, and shared voting power as to 627,000 shares.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth the number of shares of Common Stock beneficially owned by the Company's directors and the current executive officers named in the Summary Compensation Table below, individually, and by all directors and executive officers as a group, as of June 10, 1996:

                                                                  EXERCISABLE
                                                SHARES OWNED         STOCK        TOTAL SHARES     PERCENT OF
                                                 DIRECTLY OR        OPTION        BENEFICIALLY       SHARES
                  NAME/GROUP                    INDIRECTLY(1)      SHARES(2)         OWNED         OUTSTANDING(3)
- - ----------------------------------------------  -------------     -----------     ------------     -----------
R. Keith Elliott..............................       1,000(4)        57,000           58,000(4)      --
Thomas L. Gossage.............................       1,000(4)        --                1,000(4)      --
Joel M. Greenblatt............................     361,729(5)        --              361,729(5)        2.8%
Jonathan G. Guss..............................       1,100           --                1,000         --
David E. Jeremiah.............................       1,000           --                1,000         --
Gaynor N. Kelley..............................       1,000(4)        --                1,000(4)      --
Joseph F. Mazzella............................       1,500           --                1,500         --
Daniel L. Nir.................................     361,729(5)        --              361,729(5)        2.8%
Richard Schwartz..............................      45,503           70,000          115,503         --
Peter A. Bukowick.............................       2,254            7,666            9,920         --
Lawrence H. Tveten............................       4,225            4,966            9,191         --
Daryl L. Zimmer...............................       3,335           25,396           28,731         --
Roger P. Heinisch.............................       1,123           26,221           27,344         --
Directors and executive officers as a group...     445,352          189,014          634,366           4.8%

- - ---------------
(1) Includes shares of restricted Common Stock subject to the restrictions of the plans referred to below. Includes shares of Common Stock allocated, as of March 31, 1996, to the accounts of executive officers under a Company 401(k) plan.

(2) Shares covered by stock options exercisable on June 10, 1996, or within 60 days thereafter.

(3) Percent is less than 1% unless otherwise indicated. Assumes issuance of the 189,014 Exercisable Stock Option Shares.

(4) Excludes 3,862,069 shares beneficially owned by Hercules Incorporated ("Hercules"), of which Messrs. Elliott and Gossage are directors and executive officers, and of which Mr. Kelley is a director. In such capacities, Mr. Gossage will, from time to time, but Messrs. Elliott and Kelley will not, determine how to vote and/or whether to dispose of such shares, but each of Messrs. Elliott, Gossage and Kelley disclaims (a) that he is the beneficial owner of such shares, and (b) that he is the beneficial owner of more than 10% of the Company's Common Stock, in each case within the meaning of Section 16 of the Securities Exchange Act of 1934, Rule 16a-1(a) promulgated thereunder, or any other applicable rule.

(5) Includes 359,729 shares beneficially owned by Capstay Partners, L.P. ("Capstay") and 1,000 shares beneficially owned by Gotham Capital III, L.P. ("Gotham III"). This person is a general partner of Gotham III and a controlling person of the general partner of Capstay and may be deemed to have shared voting power and shared dispositive power as to the 360,729 shares owned by them. This person disclaims any beneficial ownership of such shares for purposes of Rule 16a-1(a) promulgated under the Exchange Act, or otherwise, except as to shares representing his pro rata partnership interest in Capstay and Gotham III.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

                                    GENERAL

     The Company's Certificate of Incorporation provides for a Board consisting of a number of directors, not less than three, as determined from time to time by resolution of the Board. The Board currently consists of nine directors, all of whom were elected by the stockholders at the 1995 annual meeting.

                        ELECTION AND VOTING ARRANGEMENTS

     In March 1995, the Company acquired (the "Acquisition") certain assets and operations of the Hercules Aerospace Company division of Hercules ("HAC") pursuant to the terms of a Purchase and Sale Agreement dated as of October 28, 1994 (the "Purchase Agreement"). In connection with the Acquisition, the Company paid Hercules consideration that included 3,862,069 shares of Common Stock. At the closing of the Acquisition, the Company and Hercules entered into a Stockholder's Agreement (the "Stockholder's Agreement"). During the Term (as defined in Appendix A referred to below) of the Stockholder's Agreement, to which Capstay is a party for certain purposes, unless otherwise agreed, the Board shall consist of ten members, of which: (i) until August 1, 1996, four members (or such fewer number as may be agreed to by Capstay) and, thereafter, three members (or such fewer number as may be agreed to by Capstay), shall be designees of Capstay; (ii) no more than two members shall be employees of the Company or its subsidiaries, one of whom shall be the chief executive officer of the Company; and (iii) two members shall be designees of Hercules (subject to reasonable approval of the other directors). During the Term, the Company shall use its best efforts and shall exercise all authority under applicable law to cause to be elected or appointed, as the case may be: (i) as directors of the Company, a slate of directors consisting of individuals meeting the requirements of the previous sentence; (ii) (a) as chairman of the Executive/Finance Committee of the Board, the Chairman of the Board, (b) as chairman of the Personnel and Compensation Committee of the Board, a designee of Capstay and (c) as chairman of the Nominating Committee of the Board, a designee of Hercules; and (iii) as members of such Nominating Committee (in addition to the chairman), a designee of Capstay and a director of the Company that is not a designee of Hercules or Capstay or an employee of the Company.

     The Capstay designees on the current Board are Messrs. Greenblatt, Guss (who chairs the Audit Committee), Mazzella (who chairs the Personnel and Compensation Committee) and Nir; and the Hercules designees on the current Board are Messrs. Elliott (who is non-employee Chairman of the Board and chairs the Executive/Finance Committee) and Gossage (who chairs the Nominating Committee). The only employee director is Mr. Schwartz.

     Under the Stockholder's Agreement, one additional employee director could be elected to the Board, and Capstay, after August 1, 1996, will no longer be entitled to four designees. It is currently expected that, if and when two new directors, one of whom may be an employee director, are added to the Board, one of the Capstay designees would resign from the Board.

     Any director of the Company designated by Hercules will not be entitled to vote in respect of any action taken by the Board or by the Company relating to the Stockholder's Agreement, the Purchase Agreement or any related document (referred to in Appendix A), or any amendment, modification or waiver thereof. In the event that the nominees designated by Hercules are not nominated to serve on the Board as set forth above, other than through the fault of Hercules, the Stockholder's Agreement shall automatically terminate, except for the registration rights discussed in Appendix A.

     During the Term, Hercules and Capstay will, and will cause their respective controlled affiliates to, vote or act by consent with respect to, all voting securities of the Company beneficially owned by it and its controlled affiliates for the election of the nominees for the Board nominated by the Nominating Committee of the Board, so long as such nominees consist of individuals meeting the requirements described above. The Stockholder's Agreement does not place additional restrictions on Hercules' or its controlled affiliates' or Capstay's or its controlled affiliates' ability to vote any such voting securities.

     See Appendix A to this Proxy Statement for a description of additional provisions of the Stockholder's Agreement and other agreements entered into between the Company and Hercules in connection with the Acquisition.

                                    NOMINEES

     The Board, upon the recommendation of its Nominating Committee, has nominated for election as directors the nominees listed below, all of whom are currently directors. As noted above, proxies will be voted, unless authority is withheld, FOR the election as directors of the nominees listed below to serve until the next annual meeting of stockholders and until their respective successors shall be elected and qualified, unless sooner displaced by prior death, resignation, retirement, disqualification or removal from office. If any nominee should become unavailable for election, proxies will be voted, unless authority is withheld, for an alternate or alternates, if any, designated by the Board. The Board has no reason to believe that any nominee will become unavailable for election.

     The following list of nominees includes brief statements setting forth their present principal occupations, business experience, and other information, including directorships in other public companies.

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF ALL OF THE NOMINEES LISTED BELOW (PROPOSAL NO. 1).

R. KEITH EL-       R. KEITH ELLIOTT, age 54; director since March 1995.
LIOTT PHOTO        Mr. Elliott serves as non-employee Chairman of the Board of Directors of the Company. He has been President and Chief Operating Officer of Hercules since October 1995. He has also been a director of Hercules since 1991.
                   From January 1995 until October 1995, he served as Executive Vice President and Chief Financial Officer of Hercules. From March 1991 until January
                   1995, he served as Senior Vice President and Chief Financial Officer of
                   Hercules. Before joining Hercules in 1991, he had been Senior Vice
                   President and Chief Financial Officer of Engelhard Corporation, a producer of catalysts, engineered materials, precious metals and derivative products. He joined Engelhard in 1981. Mr. Elliott also serves as a partner representative of Tastemaker, a joint venture between Hercules and
                   Mallinckrodt Chemical, a unit of Mallinckrodt Group Inc.

                   THOMAS L. GOSSAGE, age 62; director since March 1995.
THOMAS L.
GOSSAGE PHOTO      Mr. Gossage has been Chairman of the Board and Chief Executive Officer of
                   Hercules since January 1991. He has been a director of Hercules since 1989.
                   He also served as President of Hercules from June 1992 until October 1995.
                   Prior to June 1992, he had been a Senior Vice President of Hercules since
                   September 1989 and President and Chief Executive Officer of The Aqualon
                   Group, a group of entities wholly-owned by Hercules, since October 1989.
                   Before joining Hercules in 1988 as President of Hercules Specialty
                   Chemicals Company, he had been a Group Vice President at Monsanto Company, a chemical producer. Mr. Gossage is a director of Wilmington Trust Company and The Dial Corporation. He also is a member of the Business Roundtable.

                   JOEL M. GREENBLATT, age 38; director since August 1994.
JOEL M.
GREENBLATT PHOTO   Mr. Greenblatt, who was Chairman of the Board of Directors of the Company
                   from August 1994 until March 1995, has been a managing and general partner of Gotham III, an investment partnership, and its predecessor partnerships since April 1985, where he has been responsible for the portfolio management of the partnerships. Since December 1994, Mr. Greenblatt has been a managing member of Gotham Capital Partners, L.L.C. ("Gotham Capital
                   Partners"), the general partner of Capstay, an investment partnership. From
                   May 1994 until December 1994, Mr. Greenblatt was a managing and general partner of Capstay. Mr. Greenblatt has also been the Chairman of St.
                   Lawrence Seaway Corporation, a publicly-owned corporation, since October
                   1993.

                   JONATHAN G. GUSS, age 37; director since August 1994.
JONATHAN G. GUSS
PHOTO              Mr. Guss has been a principal and the president of Active Management Group,
                   Inc. ("AMG"), a firm that provides turnaround management services, since
                   May 1990. Since August 1992, Mr. Guss has been a principal and the Chief
                   Executive Officer of EK Management Corp., the general partner of EK
                   Associates, L.P. (also known as Ekco/Glaco Ltd.) ("EK Associates"), a limited partnership engaged in providing goods and services to the baking industry. As President of AMG, Mr. Guss provides management services to EK
                   Associates. Prior thereto, Mr. Guss was a consultant at Booz, Allen &
                   Hamilton, Inc. from September 1985 until May 1990.

                   DAVID E. JEREMIAH, age 62, director since April 1995.
DAVID E.
JEREMIAH PHOTO     Admiral Jeremiah, who retired from military service in February 1994 after a 39-year career, is a partner and President of Technology Strategies &
                   Alliances Corporation, a strategic advisory and investment banking firm engaged primarily in the aerospace, defense, telecommunications and electronics industries. Prior to his retirement, he served for four years as Vice Chairman, Joint Chiefs of Staff, and from 1987 until 1991, he was
                   Commander in Chief of the United States Pacific Fleet. He is a director of
                   GEOBIOTICS, Inc., GSE Systems, Inc., Litton Industries, Inc. and Standard
                   Missile Company. He is also a director of the National Committee on
                   U.S.-China Relations.

                   GAYNOR N. KELLEY, age 65; director since March 1995.
GAYNOR N. KELLEY
PHOTO              Mr. Kelley retired from The Perkin-Elmer Corporation, a manufacturer of analytical instrumentation and materials coating systems, in September 1995 after a 45-year career. He served as a director of Perkin-Elmer from 1984 until May 1996, as Chairman and Chief Executive Officer from December 1990 until his retirement, and as President and Chief Executive Officer from
                   1985 until December 1990. He is a director of Hercules and a Trustee of
                   Northeast Utilities System.

                   JOSEPH F. MAZZELLA, age 43; director since August 1994.
JOSEPH F.
MAZZELLA PHOTO     Mr. Mazzella has been a partner at the law firm of Lane Altman & Owens in
                   Boston, Massachusetts since 1985. Mr. Mazzella joined Lane Altman & Owens as an associate in 1980 and, prior thereto, was an attorney with the
                   Securities and Exchange Commission in Washington, D.C.

                   DANIEL L. NIR, age 35; director since August 1994.
DANIEL L. NIR
  PHOTO            Mr. Nir has been a general partner of Gotham III since January 1989 and a managing partner since January 1991, where he has been responsible for the portfolio management of the partnership. Prior thereto, Mr. Nir was a general partner of Gotham III's predecessor partnerships. Since December
                   1994, Mr. Nir has been a managing member of Gotham Capital Partners. From
                   May 1994 until December 1994, Mr. Nir was a general partner of Capstay. Mr.
                   Nir has also been director of St. Lawrence Seaway Corporation since October
                   1993.

                   RICHARD SCHWARTZ, age 60; director since January 1995.
RICHARD SCHWARTZ
PHOTO              Mr. Schwartz has been President and Chief Executive Officer of the Company since January 1995. Prior to that, he was Executive Vice President of
                   Hercules since January 1991 and the President of HAC since October 1989, in each case until January 1995. He also served as a director of Hercules from
                   1989 until January 1995. He was a Senior Vice President of Hercules from
                   1989 to the end of 1990. Before joining Hercules in 1989, for several years he had been President of the Rocketdyne Division of Rockwell International
                   Corporation, a producer of liquid rocket engine systems.

                               BOARD MEETINGS AND
                            COMMITTEES OF THE BOARD

     The Board held seven meetings during fiscal year 1996. The number of meetings held by the committees of the Board is set forth below. Each director attended at least 75% of the aggregate number of meetings of the Board and the committees on which the director served.

     The Board has established the following standing committees: Audit; Executive/Finance; Nominating; and Personnel and Compensation. Membership on the Audit, Nominating and Personnel and Compensation Committees consists entirely of non-employee directors. The duties and membership of the committees are described below.

     The Audit Committee recommends to the Board the independent public accountants to be selected to audit the Company's annual financial statements and approves any special assignments given such accountants. The Audit Committee also reviews the planned scope of the annual audit and the independent accountants' letter of comments and management's responses thereto; possible violations of the Company's business ethics and conflicts of interest policies; any major accounting changes made or contemplated; and the effectiveness and efficiency of the Company's internal audit staff. The Audit Committee met three times during fiscal year 1996. Current members of the Committee are Messrs. Guss (Chair), Elliott, Kelley and Mazzella.

     The Executive/Finance Committee has all powers and authority of the Board except those powers specifically reserved to the Board by Delaware law, the Company's Certificate of Incorporation or the By-Laws of the Company. In addition, the Executive/Finance Committee reviews and makes recommendations to the Board regarding dividends, financial policies and procedures, and various financial transactions. The Executive/Finance Committee met three times during fiscal year 1996. Current members of the Committee are Messrs. Elliott (Chair), Gossage, Greenblatt, Nir and Schwartz.

     The Nominating Committee identifies and evaluates individuals for potential directorships and makes recommendations accordingly to the Board to fill vacancies or new positions on the Board, as well as recommending to the Board the slate of nominees for election as directors at the annual meeting of stockholders. The Nominating Committee also makes recommendations regarding the size and composition of the Board and its committees, and evaluates the performance of the Board. The Nominating Committee met once during fiscal year 1996. Current members of the Committee are Messrs. Gossage (Chair), Greenblatt, Jeremiah and Nir.

     The Nominating Committee will consider individuals recommended by stockholders to be nominees for election as directors at the annual meeting of stockholders. Such recommendations should be sent to the Secretary of the Company at least 120 days prior to the annual meeting of stockholders, and must be accompanied by information concerning the individual's qualifications, and the written consent of the individual to be nominated if selected as a nominee by the Board, which has sole discretion in the selection of director nominees, and to serve on the Board if elected. Stockholders may not nominate individuals for election as directors at a meeting of stockholders unless they comply with the requirements of the Company's By-Laws, a copy of the relevant portion of which is available from the Secretary of the Company.

     The Personnel and Compensation Committee approves salary actions pertaining to top management, administers and grants awards under the Company's executive compensation plans, approves executive compensation actions and plans and other benefit programs that are not required by law or regulation to be approved by the Board, sets annual incentive targets, recommends officers for election by the Board, reviews and assesses the performance and capability of key management, with a view towards assuring adequate and qualified backups, and submits the report on executive compensation included in this Proxy Statement. The Personnel and Compensation Committee met four times during fiscal year 1996. Current members of the Committee are Messrs. Mazzella (Chair), Guss, Jeremiah and Kelley.

                           COMPENSATION OF DIRECTORS

     In May 1996, the Board's Personnel and Compensation Committee concluded a lengthy review of the Company's director compensation program. As a result of the review, the Committee recommended and the Board approved, the following changes in the program:

     - immediately eliminate the Non-Employee Director Retirement Plan described below, which provided non-employee directors with an annual cash retirement benefit for a period following retirement equal to their years of Board service;

     - increase the annual restricted stock award from 500 shares to 600 shares, contingent upon stockholder approval of the Non-Employee Director Restricted Stock Plan (Proposal No. 3), which replaces a similar predecessor plan described below; and

     - establish a stock ownership guideline of 3,500 shares to be achieved in five years following election to the Board.(1)
- - ---------------
(1) The Nominating Committee of the Board is expected to (a) review the stock ownership of each incumbent director annually prior to the Committee's recommendation to the Board of nominees for election as directors at the annual meeting of stockholders, and (b) take into consideration compliance with the stock ownership guideline, including extenuating circumstances in cases of noncompliance, when recommending the nomination for reelection of incumbent directors.

     Directors who are not employees of the Company receive an annual retainer fee of $20,000, payable in quarterly installments, and meeting fees of $1,000 for each Board meeting attended, and $750 ($1,000 in the case of the Committee chair) for each Board committee meeting attended. Messrs. Greenblatt and Nir have waived and will not accept retainer and meeting fees for their service as non-employee directors of the Company. Mr. Elliott, in his capacity as non-employee Chairman of the Board, receives an additional annual fee of $30,000, payable in monthly installments. Mr. Elliott also holds a stock option, granted in connection with the Acquisition and under the Company's 1990 Equity Incentive Plan (referred to below), to purchase 172,000 shares of Common Stock at an exercise price of $30.00 per share. The vesting provisions of the option are as follows: 57,000 shares vested on March 15, 1996, and the remaining shares will vest on March 15, 1997 (58,000 shares) and March 15, 1998 (57,000 shares). The option will expire on the earlier of March 15, 2005, or three years after the end of Mr. Elliott's tenure as Chairman of the Board. Directors are reimbursed for travel and other expenses incurred in the performance of their duties. The Company's Deferred Fee Plan for

Non-Employee Directors permits the deferral of all or part of a director's cash fees. Each amount deferred is, at the director's election, either credited in cash to a "cash account," or in Common Stock equivalents ("Units") to a "share account" (based upon the market value of the Common Stock). Cash accounts are credited with interest quarterly at the Company's one-year borrowing rate, and share accounts will be credited with additional Units if dividends are paid on the Common Stock. Deferred amounts are always paid in cash (based upon the market value of the Common Stock in the case of share accounts), either in a lump sum or in up to ten annual installments, at the election of the director, following the director's termination of service on the Board. Currently, no director participates in this plan.

     Non-employee directors are also paid a $1,000 per diem (plus expenses) for any day on which the director, in the judgment of the Company's Chief Executive Officer, has committed a significant part of the day (outside of normal Board or Board Committee meetings) to business issues beyond the normal scope of the director's responsibilities as a member of the Board. During fiscal year 1996, no director received any such per diem payments.

     Compensation in the form of restricted stock awards will continue to be provided to the directors in the future if the Non-Employee Director Restricted Stock Plan described below under Proposal No. 3 is approved by stockholders at the Annual Meeting. Under a similar predecessor plan, pursuant to which all authorized shares have been awarded, each current non-employee director was awarded, and currently holds, 1,000 shares of restricted Common Stock. Such shares are included in the stock ownership table above as being owned directly by each director, and include 500 shares awarded to each director during fiscal year 1996 upon his reelection to the Board at the 1995 annual meeting of stockholders. Such shares also entitle the holders to all of the rights of a stockholder, including the right to vote the shares and receive any cash dividends. All such shares are, however, subject to certain restrictions against sale or transfer until the earliest of (a) the third anniversary of the award,
(b) the director's retirement in compliance with the retirement policy of the Board, (c) the director's termination of service because of (i) the director's not being renominated or reelected (other than at the director's own request), or (ii) the director's resignation at the request of the Nominating Committee of the Board or the Company's stockholders, or (d) the director's death or disability. If a director leaves the Board for any other reason, the director forfeits all rights in shares still subject to such restrictions.

     The Alliant Techsystems Inc. Non-Employee Director Retirement Plan (the "Director Retirement Plan") was terminated by the Board, effective May 15, 1996, subject to the rights of previously retired directors to receive benefits to which they are entitled. None of the current non-employee directors will receive retirement benefits. The Director Retirement Plan provided for an annual benefit (payable quarterly) to former non-employee directors. The amount of the annual payment was a percentage (ranging from 50-100%) of the annual retainer fee in effect on the date the director left the Board. The percentage increased from 50% after five years of service to 100% after 10 years of service, except that
(1) if a director left the Board at or after age 70, the percentage was 50% if the director had less than five full years of service, and 100% if the director had five or more years of service; and (2) the percentage was 100% in all cases in the event of a change of control (as defined below under "EXECUTIVE COMPENSATION--CHANGE OF CONTROL ARRANGEMENTS"). Payments commenced when a director left the Board, but not prior to age 65, and continued until the earlier of the director's death or the expiration of a period equal to the number of years and partial years of the director's Board service. Six previously retired directors are entitled to receive the $20,000 annual retirement benefits to which they are entitled. These benefits are payable over periods ranging from approximately a year and a half to approximately four years, depending upon the former director's length of service.

     The Company currently has indemnification agreements with its directors that, among other things, require the Company to indemnify the directors to the fullest extent permitted by law, and to advance to the directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. The Company must also indemnify and advance all expenses incurred by directors seeking to enforce their rights under the indemnification agreements, and cover directors under the Company's directors' and officers' liability insurance.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "ELECTION AND VOTING ARRANGEMENTS" above, "EXECUTIVE COMPENSATION--COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" below, and Appendix A for information regarding certain relationships and related transactions between the Company and its largest stockholder, and between the Company and entities in which certain directors of the Company have material interests.

                             EXECUTIVE COMPENSATION

     This section provides information regarding the Company's executive compensation program, starting with a Report of the Personnel and Compensation Committee of the Board on Executive Compensation. The Committee's Report is followed by information on compensation committee interlocks and insider participation, a summary compensation table showing annual compensation paid to certain executives during the last three fiscal years, a table showing stock option grants to those executives during the last fiscal year, and a table showing the number of shares, if any, acquired upon the exercise of stock options by each of them during the last fiscal year, the value realized upon such exercise, and the number and value of unexercised stock options held by those executives as of the end of the last fiscal year. These tables are followed by a description of the estimated retirement benefits of those executives, the change of control arrangements and related provisions under various executive compensation plans and agreements, and other agreements with executive officers. This section concludes with graphs comparing the performance of the Company's Common Stock with two stock indexes over the past five years and the period since the Company's inception.

        REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD
                           ON EXECUTIVE COMPENSATION

     The Personnel and Compensation Committee (the "Committee") of the Board has overall responsibility for compensation actions affecting the Company's executive officers. The Committee's responsibilities include approving base salaries, setting incentive targets, and administering, and granting awards to executive officers under, all executive compensation plans. The Committee is comprised entirely of directors who are neither current nor former employees of the Company.

     GENERAL. The goal of the Company's executive compensation program is to encourage and reward individual and Company performance. The program has been designed (1) to link executive compensation and (a) the Company's performance and (b) increasing stockholder value, and (2) to recognize individual and business unit accountability and achievement.

     The components of the program are base salary, annual incentive compensation, and long term incentive compensation. To ensure that the Company can competitively attract and retain qualified executives, consideration is given to the comparable practices of companies participating in two nationally known compensation surveys. The survey data utilized are regressed to the Company's revenue size so that the comparisons are made to the practices of similarly sized employers.

     The Company establishes target compensation levels at the median level of those survey participants used for comparative purposes. The compensation of individual executives will vary above or below the median market level based upon the executive's overall accountabilities, individual performance and the Company's performance. Individual performance assessment emphasizes objective achievements under a Performance Accountability System which establishes results-based accountabilities for each executive, including performance requirements for threshold, target and outstanding performance ratings. Base salary adjustments and annual incentive payments are directly affected by the executive's level of performance on accountabilities. Each executive's accountabilities are established annually and are uniquely tailored to the executive's job responsibilities. The process for measuring individual performance against these accountabilities is as objective as practical, but may involve subjective assessments. The relative importance of each individual's accountabilities varies, so no weighting can be assigned that is applicable in all cases.

     BASE SALARIES. Base salaries are intended to provide a foundation for attracting and retaining key employees, and vary based upon position, responsibility and individual performance. As a result, the base salary component of executive compensation is the least variable with Company performance. Base salaries of executive officers are reviewed annually during the first quarter of the fiscal year. Base salary increases, if any, are a function of three factors: the comparative compensation practices as determined from the surveys referred to above; individual performance against established accountabilities; and affordability.

     Three of the executive officers (none of whom was the Chief Executive Officer) named in the Summary Compensation Table following this Report (defined below as the "Named Executive Officers") received a base salary increase during fiscal year 1996. The base salary of the Chief Executive Officer is determined pursuant to the terms of an employment agreement described under "OTHER AGREEMENTS WITH EXECUTIVE OFFICERS" in this proxy statement.

     ANNUAL INCENTIVE COMPENSATION. All executive officers participate in the Company's Management Compensation Plan, which provides the opportunity for annual cash and stock incentive compensation. The goal of this plan is to motivate executives to a high level of performance by conditioning a significant portion of each executive's annual compensation on individual achievement and Company and business unit performance.

     Each fiscal year the Committee approves the total number of eligible plan participants, the aggregate target incentive fund for all participating executives, and the individual target incentive amounts for executive officers. Individual target incentive amounts are communicated to all participants at the start of the fiscal year. The total incentive fund actually earned is determined after the fiscal year end, and can be less than, equal to, or greater than the target fund, depending upon whether the Company achieves or exceeds the performance goals established by the Committee at the beginning of the fiscal year. The target incentive fund will be earned if the Company achieves 100% of its performance goals, and will be zero if the Company does not achieve a pre-set percentage of its performance goals (e.g., 85% for fiscal year 1996). The total incentive fund increases proportionately in case the Company achieves more than the minimum, but less than 100% of its performance goals. The total incentive fund increases to 200% of the target fund for Company performance equal to 125% of its performance goals. The rate of increase in the target fund is greater when Company performance is between 110% and 125% of its performance goals, than when Company performance is between 100% and 110% of its performance goals.

     Once the total fund is determined, it is divided among the eligible participants based upon their individual performance and, if applicable, the performance of their business unit. The individual performance of executive officers is assessed by the Chief Executive Officer, who makes recommendations to the Committee in connection with its approval of incentive awards to executive officers. The maximum incentive payable to an individual participant is 300% of the individual's target incentive. It is the present intention of the Committee that incentive payments to executive officers be in cash and, to the extent that an incentive payment exceeds an individual's target incentive, Company Common Stock (if at least 100 shares) for the after-tax amount of such excess. The Committee believes that including a Common Stock component in the incentive payment to executive officers will further the goal of creating a strong and direct link between the compensation of these key executives and stockholder value.

     The incentive compensation opportunity for the Chief Executive Officer is established separately by the terms of the Chief Executive Officer's employment agreement referred to above, and is based upon the Company's performance against the goals established for participants in the Management Compensation Plan, and the Committee's subjective assessment as to the quality and impact of the Chief Executive Officer's leadership and performance against established accountabilities.

     One hundred twenty four employees (excluding the Chief Executive Officer) were approved for participation in the Management Compensation Plan for fiscal year 1996. Payment of fiscal year 1996 incentives required that the Company achieve pre-established net income and cash flow goals. Net income was selected as one of the goals because the Committee believes that stockholders view net income as an important measure of Company performance; net income is an important factor in assuring that the Company complies with the financial covenants under its loan agreements; net income is a strong indicator of Company health; and net income is a historically used measure that is easily communicated to and understood by participants. Cash flow was selected as the other goal because of the importance of generating and managing cash to fund the Company's business activities. The net income and cash flow goals were based upon the Company's internal operating plan.

     During fiscal year 1996, the Company exceeded both its net income goal and its cash flow goal. As a result, the incentive fund available for distribution to participants was 156% of target (excluding the incentive payment under the Chief Executive Officer's employment agreement, and approximately $275,000 payable under the minimum incentive payment provisions of the Change of Control Agreements described under "CHANGE OF CONTROL ARRANGEMENTS" in this proxy statement).

     The amount of the fiscal year 1996 annual incentive payment to the Chief Executive Officer was determined by the Committee based upon the Company's performance and the Chief Executive Officer's performance against pre-established accountabilities, including the following, without specific weighting: the Company exceeded its net income and cash flow goals; earnings per share exceeded analysts' expectations; strong orders performance resulted in the highest backlog in three years; the smooth transition of Hercules Aerospace Company into the Company; the implementation of a Performance Accountability System for all executives and most managers; and the attention devoted to employee safety, which resulted in a significant improvement in the Company's safety record.

     LONG TERM INCENTIVE COMPENSATION. The goal of long term incentive compensation is to encourage long term Company performance, to link stockholder value creation and management compensation, and to encourage executive retention.

     Long term incentive compensation is provided to executive officers under the Company's 1990 Equity Incentive Plan, principally through annual grants of market price stock options. The terms of each stock option grant are determined by the Committee at the time the grant is awarded, subject to the provisions of the plan. The Committee believes that stock options are an appropriate means of long term incentive compensation because they provide value to executive officers only when the Company's stockholders benefit from stock price appreciation.

     The extent to which an executive officer retains stock acquired through annual and long term incentive compensation awards will be a factor in determining the extent of the officer's participation in future long term incentive compensation awards. The weight given to this factor is in the sole subjective judgment of the Committee, which gives consideration to the reasons for an executive officer's sale of any such stock.

     During fiscal year 1996, stock options were granted to all current executive officers except the Chief Executive Officer. The terms of these grants are summarized following the table labeled "OPTION/SAR GRANTS IN LAST FISCAL YEAR" below. The target grant amount for each executive officer was equal to a percentage (based upon competitive long term incentive values) of the grant recipient's base salary. The Committee determined the actual size of the stock option grant by adjusting the target number of shares up or down, after consideration of the subjective recommendation of the Chief Executive Officer. The size of these grants was determined without regard to the amount and terms of stock options already held by the grant recipients.

     LIMIT ON TAX DEDUCTIBILITY. Section 162(m) of the Internal Revenue Code places a cap of $1 million on the amount the Company can deduct for any tax year for compensation to any person who is the Chief Executive Officer or one of the four other highest compensated officers as of the end of such tax year ("Covered Officers"). However, exempt from this deductibility cap are amounts payable pursuant to certain pre-existing agreements, and amounts qualifying as performance based compensation. Although the total compensation of the Company's Chief Executive Officer reported in the Summary Compensation Table following this Report exceeds $1 million, inasmuch as the incentive bonus portion of such total compensation was paid after the end of fiscal year 1996, the portion of such compensation paid during fiscal year 1996 was less than $1 million and fully tax deductible. Compensation payments to the Chief Executive Officer during the fiscal year ending March 31, 1997 ("fiscal year 1997"), which will include base salary and the above incentive bonus for fiscal year 1996, will likely exceed $1 million, and be non-deductible to the extent of such excess. No other Covered Officers are expected to be paid non-exempt compensation exceeding $1 million during fiscal year 1997.

     The Committee currently intends to design future stock option grants so that they qualify for the exemption from the deductibility cap. Other long term incentive awards may not qualify for exemption from the deductibility cap, but the Committee will take into account the likelihood of such non-deductibility when determining the amount and recipients of such awards. Annual incentive compensation payable under the Management Compensation Plan does not qualify for exemption from the deductibility cap because it involves the flexibility to make subjective determinations regarding the recipients and amounts of payments, which the Committee believes is sound executive compensation policy and in the best interests of the Company and its stockholders. The Committee will take into account, when making such determinations, the extent to which any such payment may be non-deductible by the Company.

                      Personnel and Compensation Committee
                           Joseph F. Mazzella, Chair
                                Jonathan G. Guss
                               David E. Jeremiah
                                Gaynor N. Kelley

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Committee is either a current or former employee of the Company. There are no compensation committee interlocks--i.e., no executive officer of the Company serves as a member of the board of directors or compensation committee of another entity that has an executive officer serving on the Board or the Committee.

     The Company during fiscal year 1996 had, and may continue in the future to have, transactions with entities in which certain of its directors have material interests. Information regarding fiscal year 1996 transactions is set forth below.

     Mr. Mazzella is a partner in the law firm of Lane Altman & Owens, which provided legal services to the Company, for which it received fees of $104,000, plus reimbursement of expenses. Admiral Jeremiah is a partner and President of Technology Strategies & Alliances, which provided management consulting services to the Company, for which it received fees of $144,000, plus reimbursement of expenses.

                           SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth, for the periods indicated, summary compensation information for the Company's Chief Executive Officer, four other individuals who were serving as executive officers at the end of fiscal year 1996 and were the next most highly compensated executive officers during fiscal year 1996, and one former executive officer for whom summary compensation information must be disclosed because he would have been among the four next most highly compensated executive officers but for the fact that he was not serving as an executive officer at the end of fiscal year 1996 (collectively, the "Named Executive Officers").

                                                                                        LONG TERM
                                              ANNUAL COMPENSATION                  COMPENSATION AWARDS
                                       ----------------------------------   ---------------------------------
                                                                OTHER       RESTRICTED   SECURITIES
                                                                ANNUAL        STOCK      UNDERLYING    LTIP      ALL OTHER
      NAME AND PRINCIPAL        YEAR    SALARY     BONUS     COMPENSATION     AWARDS      OPTIONS     PAYOUTS   COMPENSATION
           POSITION             (1)      ($)       ($)(2)        ($)          ($)(3)        (#)       ($)(4)       ($)(5)
- - ------------------------------  ----   --------   --------   ------------   ----------   ----------   -------   ------------
Richard Schwartz..............  FY96   $550,000   $630,300      $8,995      $    - 0 -        -0 -    $- 0 -      $ 24,892
  President and Chief           FY95    126,042      - 0 -       - 0 -       1,162,200     215,000     - 0 -         1,833
  Executive Officer (6)
Peter A. Bukowick.............  FY96   $225,000   $180,000      $  231           - 0 -       8,000     - 0 -      $  3,895
  Group Vice President--        FY95      7,450      - 0 -       - 0 -           - 0 -       - 0 -     - 0 -         - 0 -
  Aerospace Systems (7)
Lawrence H. Tveten............  FY96   $167,208   $114,700      $2,458           - 0 -       8,000    $- 0 -      $131,483
  Group Vice President--        FY95    158,004     53,774       1,949           - 0 -       2,300    29,146        17,738
  Marine Systems                FY94    158,004     50,000       1,086           - 0 -       2,000     - 0 -        18,063
Daryl L. Zimmer...............  FY96   $170,622   $ 92,000      $3,328           - 0 -       5,000    $- 0 -      $ 20,231
  Vice President and            FY95    170,622     47,786       5,088           - 0 -      16,879    14,573        21,338
  General Counsel               FY94    157,500     55,000       2,184           - 0 -       2,000     - 0 -        18,105
Roger P. Heinisch.............  FY96   $167,208   $ 93,600      $  512           - 0 -       7,000    $- 0 -      $ 17,182
  Vice President--Engineering,  FY95    158,004     52,905       - 0 -           - 0 -      23,888    29,146        20,659
  Information Systems and       FY94    157,504     50,000       - 0 -           - 0 -       2,000     - 0 -        14,460
  Technology
Dean M. Fjelstul..............  FY96   $200,004   $115,000      $3,949           - 0 -       - 0 -    $- 0 -      $ 24,407
  Vice President and Chief      FY95    200,004    115,002       4,206           - 0 -      39,281    44,171        24,040
  Financial Officer (through    FY94    200,004    115,000       2,949           - 0 -       3,500     - 0 -        25,759
  February 29, 1996)

- - ---------------
(1) The three years reported upon in the foregoing table are the fiscal years ended March 31, 1994 ("FY94"), March 31, 1995 ("FY95") and March 31, 1996
    ("FY96").

(2) The amounts of the FY96 incentive bonus for Mr. Fjelstul, and the FY95 incentive bonuses for Messrs. Tveten, Zimmer, Heinisch and Fjelstul, were determined pursuant to the terms of Change of Control Agreements and/or Employment Agreements with the Company. See "CHANGE OF CONTROL ARRANGEMENTS" below. The FY96 incentive bonuses for all Named Executive Officers except Mr. Fjelstul were paid in cash and Common Stock, based upon the then fair market value of the Common Stock ($46.75). The number of shares of Common Stock paid was determined after tax withholding from the Common Stock component of the incentive bonus. The amounts of cash and Common Stock for each Named Executive Officer receiving Common Stock in FY96 were as follows:
    Mr. Schwartz, $330,000 and 4,082 shares; Mr. Bukowick, $101,250 and 1,070 shares; Mr. Tveten, $60,000 and 825 shares; Mr. Zimmer, $55,000 and 503 shares; and Mr. Heinisch, $60,000 and 456 shares. The incentive bonus for Mr. Fjelstul was paid entirely in cash. The FY94 incentive bonus for Mr. Fjelstul was paid in cash ($84,775) and Common Stock (1,300 shares) based upon the then fair market value of the Common Stock ($23.50).

(3) As of the end of FY96, the only individual named in the above table who held shares of restricted Common Stock was Mr. Schwartz, who held 25,000 shares having a value of $1,209,375. Since the end of FY96, 5,000 shares of restricted Common Stock held by Mr. Schwartz vested, and 3,178 shares (net of 1,822 shares withheld to pay applicable withholding taxes) were released to him. The remaining restricted Common Stock held by Mr. Schwartz will vest in increments of 10,000 shares on each of

     January 9, 1997 and January 4, 1998; however, the vesting of 5,000 of each of such increments is contingent upon the achievement of certain performance goals. Restricted Common Stock will vest in the event of a "change of control" of the Company. See "CHANGE OF CONTROL ARRANGEMENTS" below. A holder of restricted Common Stock is entitled to receive any dividends paid on the Common Stock. The Company has not, to date, paid any such dividends. Shares of restricted Common Stock are included in the Stock Ownership table above as being owned directly by the holder.

(4) The amounts in this column represent the fair market value of shares of Common Stock awarded to the individuals pursuant to long term incentive plan performance share awards granted in FY94 and FY95 that were paid on an accelerated, pro-rata basis as a result of the 1994 Change of Control (defined below under "CHANGE OF CONTROL ARRANGEMENTS--Employment Agreements").

(5) Includes for FY96: (a) matching Company contributions to accounts of participants in a Company defined contribution 401(k) plan as follows: Mr. Schwartz, $3,917; Mr. Bukowick, $3,361; Mr. Tveten, $3,085; Mr. Zimmer, $3,087; Mr. Heinisch, $3,085; and Mr. Fjelstul, $3,713; (b) cash payments under the Company's Flexible Perquisite Account Program as follows: Mr. Schwartz, $11,250; Mr. Bukowick, $-0-; Mr. Tveten, $8,006; Mr. Zimmer, $12,000; Mr. Heinisch, $12,000; and Mr. Fjelstul, $15,000; (c) financial counseling fees paid as follows: Mr. Schwartz, $9,725; Mr. Bukowick, $250; Mr. Tveten, $3,530; Mr. Zimmer, $4,171; Mr. Heinisch, $640; and Mr. Fjelstul, $3,945; and (d) the following dollar value of insurance premiums paid by the Company with respect to term life insurance in the amounts indicated in parenthesis: Mr. Schwartz, $-0-; Mr. Bukowick, $284 ($300,000); Mr. Tveten, $1,756 ($300,000); Mr. Zimmer, $973 ($300,000); Mr. Heinisch,
    $1,457 ($300,000); and Mr. Fjelstul, $1,749 ($500,000). Payments under the program referred to in (b) above represent reimbursements for certain eligible expenditures, such as car payments, club dues, and unreimbursed business expenses. The amounts shown in (b) above are the gross amounts payable under the program, which are subject to tax withholding. The actual net cash payments to the individuals were less than reported above by the amount of the applicable tax withholding. The Company has no agreement with the executive officers named in (d) above that they will receive or be allocated an interest in any cash surrender value under the applicable life insurance policies. Also includes in the case of Mr. Tveten, $115,106 paid to Mr. Tveten pursuant to an agreement described below under "CHANGE OF CONTROL ARRANGEMENTS--Employment Agreements."

(6) Mr. Schwartz served as an employee of the Company for approximately three months of FY95.

(7) Mr. Bukowick served as an employee of the Company for two weeks of FY95.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table summarizes for each of the Named Executive Officers information with respect to stock option grants during fiscal year 1996.

                                              INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE VALUE
                          ---------------------------------------------------------    AT ASSUMED ANNUAL RATES OF
                             NUMBER OF       % OF TOTAL                                 STOCK PRICE APPRECIATION
                            SECURITIES        OPTIONS                                       FOR OPTION TERM
                            UNDERLYING       GRANTED TO    EXERCISE OR                ----------------------------
                          OPTIONS GRANTED   EMPLOYEES IN   BASE PRICE    EXPIRATION     0%        5%        10%
          NAME                (#)(1)        FISCAL YEAR     ($/SHARE)       DATE      ($)(2)    ($)(2)     ($)(2)
- - ------------------------  ---------------   ------------   -----------   ----------   ------   --------   --------
Richard Schwartz........       - 0 -
Peter A. Bukowick.......       8,000             3.4%        $37.375       6-1-05     - 0 -    $188,038   $476,528
Lawrence H. Tveten......       8,000             3.4          37.375       6-1-05     - 0 -    $188,038   $476,528
Daryl L. Zimmer.........       5,000             2.2          37.375       6-1-05     - 0 -    $117,524   $297,830
Roger P. Heinisch.......       7,000             3.0          37.375       6-1-05     - 0 -    $164,533   $416,962
Dean M. Fjelstul........       - 0 -

- - ---------------
(1) Each option (a) is a non-qualified stock option for tax purposes; (b) has an exercise price equal to the Common Stock's fair market value on June 1, 1995, the grant date; (c) may be exercised by the delivery of cash and/or shares of Common Stock; (d) becomes exercisable to the extent of one-third of the grant on each of the first three anniversaries of the grant date, and remains exercisable thereafter until the expiration date or earlier expiration upon or following termination of employment; (e) may be exercised following termination of employment to the extent exercisable upon termination as follows: (i) for three years following death prior to termination, (ii) for 180 days following death after termination, (iii) for three years after termination due to layoff, retirement or disability, and
    (iv) for 90 days after termination for any other reason other than for cause; and (f) becomes exercisable in the event of a "change of control" (see "CHANGE OF CONTROL ARRANGEMENTS--Definitions" below).

(2) The numbers in this column represent the potential pre-tax amount that would be realized if the named individual exercised the option on its expiration date, assuming that the Common Stock appreciated over the term of the option at the annual appreciation rate indicated at the head of the column. This amount has not been, and may never be, realized. The actual amount, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the option will depend upon the price at which the shares are sold.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following table summarizes for each of the Named Executive Officers the number of shares, if any, acquired upon the exercise of stock options by each of them, the value realized upon such exercise, and the number of, and the value of, the exercisable and unexercisable stock options each of them held at the end of fiscal year 1996.

                                                               NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                              UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                                   OPTIONS/SARS                  OPTIONS AT FY96
                           SHARES                              AT FY96 YEAR-END (#)              YEAR-END ($)(2)
                        ACQUIRED ON          VALUE         ----------------------------    ----------------------------
        NAME            EXERCISE (#)    REALIZED ($)(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- - ---------------------   ------------    ---------------    -----------    -------------    -----------    -------------
Richard Schwartz.....        -0 -               -0 -          70,000         145,000       $ 1,286,250     $ 2,664,375
Peter A. Bukowick....        -0 -               -0 -           5,000          23,000            51,875         243,625
Lawrence A. Tveten...        -0 -               -0 -           2,300           8,000            57,212          88,000
Daryl L. Zimmer......        -0 -               -0 -          23,730           5,000           483,937          55,000
Roger P. Heinisch....        -0 -               -0 -          23,888           7,000           351,348          77,000
Dean M. Fjelstul.....      15,000          $ 262,875          38,623            -0 -           838,969            -0 -

- - ---------------
(1) This value represents the difference between the aggregate market value of the shares acquired and the aggregate option price of such shares.

(2) The value shown in this column represents the aggregate difference between the market value of the Common Stock on March 31, 1996 ($48.375), and the exercise price of each of the unexercised stock options, multiplied by the number of shares issuable upon the exercise of each stock option. This value has not been, and may never be, realized. The actual value, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the stock option will depend upon the price at which the shares are sold.

                                RETIREMENT PLAN

     All Named Executive Officers are participants in the Company's Retirement Plan (the "Retirement Plan").

     Prior to April 1, 1992, a participant's accrued benefit under the Retirement Plan was based upon a final average earnings formula identical to that provided under the Honeywell Retirement Benefit Plan as in effect at the time of the spin-off of the Company's initial business operations by Honeywell Inc. ("Honeywell") in September 1990 (the "Spin-off"). Effective April 1, 1992, the Retirement Plan was amended to provide benefits based upon a cash balance account established for each participant. Participants in the Retirement Plan as of March 31, 1992 had an initial balance in their account as of April 1, 1992 equal to the present value of the benefits earned under the final average earnings formula as of that date. Newly hired employees start with an account balance of zero.

     Each participant's cash balance account is credited monthly with a percentage of recognized compensation (generally compensation subject to federal income tax withholding) that increases with length of credited service from 3.5% for newly hired employees to 8.5% for employees with at least 25 years of service. Accounts are credited with an additional percentage of recognized compensation in excess of the Social Security wage base. This additional percentage increases with length of credited service from 3.5% for newly hired employees to 5.5% for employees with at least 10 years of service. Account balances are credited monthly with interest equal to the average one-year U.S. Treasury Bill rate during the 12 months ending September 30 of the prior calendar year. A participant's account balance vests after five years of credited service. At retirement, which may occur at or after age 55, a participant's vested account balance is payable as a monthly annuity or, if retirement occurs at or after age 62, as an optional lump sum payment.

     Participants whose age plus years of credited service equaled 50 as of March 31, 1992, will, upon retirement, have their benefit calculated under the prior final average earnings formula and the new cash balance formula and will receive the higher accrued benefit. The prior final average earnings formula provides a monthly life annuity related to years of credited service, average recognized compensation during the highest consecutive 60 of the last consecutive 120 months of credited service, and the participant's primary Social Security benefit. Participants may retire on or after age 55. Benefits are reduced on an approximately proportionate basis for credited service of less than 30 years. Participants whose age plus years of credited service equal 85 or more may retire on or after age 60 with no reduction in their age 65 benefit, and with a 3/10% reduction in such benefit for each month that retirement precedes age 60.

     Retirement benefits payable from qualified defined benefit plans are limited by the Internal Revenue Code. Amounts payable under the Retirement Plan in excess of such limitations are paid by the Company pursuant to an unfunded, nonqualified supplemental employee retirement plan ("SERP"). The Company has a similar SERP that provides retirement benefits under the prior final average earnings formula for former Honeywell employees with respect to deferred incentive compensation that was not considered recognized compensation.

     The estimated retirement benefit payable annually as a single life annuity at age 65 to the current Named Executive Officers, assuming an interest rate of 6.25%, and assuming that the individuals remain employed until age 65 at their fiscal year 1996 compensation, including a Management Compensation Plan annual incentive bonus equal to the average annual bonus paid to each individual for the three fiscal years ended March 31, 1996, is as follows: Mr. Schwartz, $36,027; Mr. Bukowick, $235,866; Mr. Tveten, $132,827; Mr. Zimmer, $116,151; and
Mr. Heinisch, $129,938. Mr. Fjelstul's estimated retirement benefit at August 1, 1997, is $133,576.

                         CHANGE OF CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     On August 10, 1994, a change of control (as defined below) of the Company occurred when more than 50% of the Board's membership changed as a result of the election of six Capstay director nominees at the 1994 annual meeting of stockholders (the "1994 Change of Control"). Certain employees of the Company, including Messrs. Tveten, Zimmer, Heinisch, and Fjelstul, had change of control employment agreements (the "Change of Control Agreements") providing that, in the event of a change of control, the Company would employ the employee for two years from the date of the change of control. If during that two-year period, the employee's employment is terminated by the Company without cause (as defined below) or by the employee for good reason (as defined below), the employee will receive (a) a lump sum payment equal to (i) certain accrued benefits, (ii) either one and one-half, two, or three (depending upon the employee's level of responsibility) times the employee's annual salary and incentive bonus, and
(iii) an amount equal to the unvested portion of the employee's accounts under the Company's tax-qualified plans; (b) medical insurance and other welfare benefits for a number of years equal to the applicable multiplier referred to in
(a)(ii) above; (c) outplacement services; and (d) job search and relocation expenses up to 15% of the employee's salary. In addition, during a designated period (described below), the employee was entitled to voluntarily terminate employment for any reason and receive the benefits described above, except that the applicable multiplier in (a)(ii) above would be reduced by the number of years (including fractional years) that had elapsed between the change of control and the date of the employee's voluntary termination. The designated period was the one year period (or six month period in the case of agreements with an applicable multiplier of one and one-half) following the first anniversary of a change of control. In the event that payments are subject to certain excise taxes, the Company is required to pay the employee an additional amount sufficient to allow the employee to receive, on an after-tax basis, an amount equal to what would have been received had no excise tax been imposed. The applicable multiplier referred to in (a)(ii) above for the covered Named Executive Officers is two for Messrs. Tveten, Zimmer, and Heinisch, and was three for Mr. Fjelstul.

     As a result of the 1994 Change of Control, the Company was obligated to employ Messrs. Tveten, Zimmer, Heinisch, and Fjelstul for two years from August 10, 1994, at not less than their annual base salary as of August 10, 1994, with a minimum incentive payment for fiscal years 1995 and 1996 equal to a percentage of their annual base salary that is the greater of (i) the on-plan percentage for the applicable fiscal year, (ii) the percentage determined by actual performance during the applicable fiscal year or
(iii) the individual's highest incentive percentage for the three fiscal years preceding the 1994 Change of Control. The minimum annual incentive percentage for each individual is as follows: Mr. Tveten, 45.7%; Mr. Zimmer, 40.3%; Mr. Heinisch, 45.2%; and Mr. Fjelstul, 57.5%.

     As a result of the 1994 Change of Control, the benefits provided for in the Change of Control Agreements are not available with respect to any future event that might constitute a change of control.

     Certain employees with Change of Control Agreements, including Messrs. Tveten, Zimmer, and Heinisch, entered into replacement employment agreements (the "Employment Agreements") that cancelled the individual's right to (a) terminate employment for good reason, and (b) receive Change of Control Agreement benefits upon voluntary termination of employment during the designated period following the first anniversary of the 1994 Change of Control. In exchange, the Employment Agreements provide, in the case of executive officers, for (a) a one year extension of their employment period to August 10, 1997, (b) an increase in annual base salary, contingent, for fiscal year 1996, upon Company performance, which was achieved, (c) an increase in individual target incentive amount, (d) a stock option grant, (e) termination benefits identical to the Change of Control Agreement termination benefits described above in the event of termination of employment without cause prior to August 10, 1996, and (f) salary continuation through August 10, 1997 in the event of termination of employment without cause during the last year of the employment period. These Employment Agreements permitted the Company to implement management organization changes without concern as to whether the changes would entitle the individuals involved to terminate employment for good reason. This also enabled the Company to obtain long term employment commitments from key executives who intended to remain part of the Company's management team, and eliminated the uncertainty and risk that such executives would voluntarily leave the Company and receive Change of Control Agreement benefits. The Company also agreed with Mr. Tveten in July 1995 to pay him, in two installments, the amount to which he would have been entitled under his Change of Control Agreement had he voluntarily terminated employment on the day following the first anniversary of the 1994 Change of Control. This agreement was intended to induce Mr. Tveten to continue his employment during the period involved; and any unpaid installment was subject to forfeiture if Mr. Tveten voluntarily terminated his employment prior to the payment date for such installment. The amount of such payment was $230,212, one half of which was paid August 11, 1995, and the other one half of which was paid on June 30, 1996.

     Pursuant to a letter agreement, dated March 15, 1996, between the Company and Mr. Fjelstul, the Company agreed to convert Mr. Fjelstul's employment status to a paid leave of absence, with no assigned duties, for the period March 1, 1996 through July 31, 1997, at a base salary of $200,004 per year, plus a guaranteed annual incentive bonus of $115,000 for each of fiscal years 1996 and 1997, in all cases net of any excise taxes deemed payable thereon. He will be reimbursed for outplacement and relocation expenses, of not more than $60,000, incurred during his paid leave of absence. Mr. Fjelstul is also entitled to participate in the following Company benefit plans and programs through the dates indicated: executive life insurance program (August 10, 1997), SERP program (July 31, 1997), and welfare and fringe benefit plans (February 28, 1999). Mr. Fjelstul's Employment Restrictions Agreement (see "OTHER AGREEMENTS WITH EXECUTIVE OFFICERS" below) was terminated.

     The Company estimates, based solely upon readily quantifiable information, that, in the unlikely event that the employment of any of Messrs. Tveten, Zimmer or Heinisch were terminated on or prior to August 10, 1996, the following amounts would be payable under the Employment Agreements: Mr. Tveten, $460,424; Mr. Zimmer, $442,071; and Mr. Heinisch, $458,686. Because the Employment Agreements provide for some benefits that cannot be presently quantified (such as welfare benefits and payments under tax-qualified plans), amounts that would actually be payable under the Employment Agreements would be larger than the amounts specified in the preceding sentence. The above estimates do not include any additional amounts payable in respect of the excise taxes referred to above, which amounts may be approximately one-half to two-thirds of the change of control benefits paid.

     See "OTHER AGREEMENTS WITH EXECUTIVE OFFICERS" below for information regarding change of control benefits under a separate employment agreement with Mr. Schwartz.

EXECUTIVE COMPENSATION PLAN PROVISIONS

     The Management Compensation Plan, pursuant to which annual incentive compensation is paid to executive officers (see "REPORT OF THE PERSONNEL AND COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION" above), provides that, in the event of a change of control during a performance period, participants are entitled to receive a pro-rata incentive award, based upon the elapsed portion of the performance period, assuming Company performance that would result in payment of the target incentive fund.

     Under the terms of the Company's 1990 Equity Incentive Plan (the "Equity Incentive Plan"), upon a change of control, all stock options, whether or not vested, become exercisable, all shares of restricted Common Stock become fully vested, and a pro-rata portion of performance share awards becomes payable. In addition, LSARs granted in tandem with stock options become exercisable for a period of 90 days following a change of control, except for those granted during the six months immediately preceding the change of control. Upon exercise of an LSAR, a holder may surrender the underlying option and receive for each share subject to the option cash equal to the excess of the "change of control value" of a share of Common Stock over the option's exercise price. The "change of control value" of a share of Common Stock is equal to the highest fair market value of a share of Common Stock during the period beginning on the 180th day before the change of control and ending on the day preceding the exercise of an LSAR or, if greater, the highest price per share of Common Stock paid in connection with the change of control. The Equity Incentive Plan provides that all stock options shall be granted in tandem with LSARs unless otherwise provided in the applicable grant. None of the stock options currently outstanding has tandem LSARs.

     Non-vested benefits under the Company's Retirement Plan and 401(k) plans become fully vested immediately upon a change of control.

DEFINITIONS

     For purposes of the Change of Control Agreements, the other executive compensation plans referred to above, and the Director Retirement Plan, "change of control" means, subject to certain exceptions: an acquisition by any person of beneficial ownership of 20% (35% in the case of grants under the Equity Incentive Plan on or after May 25, 1994) or more of either the Common Stock or the combined voting power of the then outstanding voting securities of the Company; a change of more than 50% in the membership of the Board; stockholder approval of (a) a merger, reorganization or consolidation which results in the ownership by the Company's stockholders of 60% (50% in the case of grants under the Equity Incentive Plan on or after May 25, 1994) or less of both the then outstanding common stock, and the combined voting power of the then outstanding voting securities, of the surviving corporation after the transaction, (b) a dissolution or liquidation of the Company, or (c) a disposition of all or substantially all of its assets. The Change of Control Agreements further provide, however, that no person shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person subsequently becomes the beneficial owner of additional voting securities of the Company other than pursuant to a written agreement with the Company. The other plans referred to above contain an exception which provides that no person shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company.

     For purposes of the Change of Control Agreements and the Employment Agreements, "cause" means, subject to certain exceptions, habitual neglect of duty or conviction of a felony or certain other crimes. For purposes of the Change of Control Agreements, "good reason" includes, subject to certain exceptions, an assignment to the employee of duties inconsistent in any respect with the employee's position, authority or duties before the change of control, any other reduction in the employee's position, authority or duties, failure to pay a salary equaling or exceeding the employee's highest salary during the 12 months before the change of control, a failure to pay a bonus equaling or exceeding the employee's "guaranteed bonus" (as defined in the agreements), a required relocation of more than 50 miles, or failure by a successor corporation to assume expressly the Company's obligations under the agreements.

                    OTHER AGREEMENTS WITH EXECUTIVE OFFICERS

     Certain executive officers (including Messrs. Tveten, Zimmer, and Heinisch) had agreements with Honeywell (which were assumed by the Company) providing for certain payments and benefits that were either paid prior to March 31, 1991, or have expired, except for a supplemental retirement benefit equal to the present value of the amount, if any, by which the employee's aggregate benefits under the Honeywell and Company retirement plans are less than he would have received under the Honeywell retirement plan based upon his combined earnings and service with Honeywell and the Company.

     The initial stock option and restricted Common Stock awards under the Equity Incentive Plan were conditioned upon the employee's agreeing to enter into an "Employment Restrictions Agreement" that obligates the employee not to divulge confidential and proprietary business information to third parties, and not to work for a competitor or solicit other employees to leave the Company for a period of two years following the employee's termination of employment with the Company. Each of Messrs. Tveten, Zimmer and Heinisch is a party to such an agreement.

     The Company currently has indemnification agreements with its executive officers providing indemnification (identical to that described above under "ELECTION OF DIRECTORS--COMPENSATION OF DIRECTORS") relating to their service as officers of the Company.

     On October 27, 1994, the Company entered into a letter agreement with Mr. Schwartz generally setting forth the terms under which Mr. Schwartz would be employed as President and Chief Executive Officer of the Company. Mr. Schwartz joined the Company in such capacity on January 9, 1995. The letter agreement provides for a three-year term of employment and that Mr. Schwartz will serve as a director of the Company during that time. Mr. Schwartz will be paid a base salary of $550,000 per year and bonuses of up to 120% of base salary per year, contingent upon satisfaction of performance criteria established by the Personnel and Compensation Committee prior to the start of each year. The letter agreement also provided for the issuance of the restricted Common Stock award described in the Summary Compensation Table above, and a stock option award covering 215,000 shares at an exercise price of $30.00 per share. The option (a) became exercisable to the extent of 70,000 shares on March 15, 1996, and becomes exercisable to the extent of 75,000 shares on March 15, 1997, and 70,000 shares on March 15, 1998; and (b) may be exercised for three years following any termination of employment, other than for cause. Mr. Schwartz will be provided with a supplemental benefit under a SERP which, at the end of the three-year term of employment, will have a then present value of at least $300,000. Mr. Schwartz will also be provided vacation and fringe benefits no less favorable to him than the most favorable benefits provided to any other executive, life insurance with a death benefit of $1,500,000 and certain change of control benefits generally comparable to those of other executive officers. In addition, Mr. Schwartz's employment agreement will provide that, in the event that Mr. Schwartz is terminated without cause or he resigns in certain circumstances following a change of control and upon three months' notice, the Company shall continue to pay him his base salary and a bonus equal to 60% of his base salary until January 9, 1998.

                               PERFORMANCE GRAPH

     The following graph compares, for the five fiscal years ended March 31, 1996, the cumulative total return for the Common Stock with the comparable cumulative total return of two indexes--the Standard & Poor's 500 Stock Index, a broad equity market index, and the Dow Jones Aerospace & Defense Stock Index, a published industry index. The graph assumes that, on April 1, 1991, $100 was invested in the Common Stock (at the closing price on the previous trading day) and in each of the two indexes. The comparison assumes that all dividends, if any, were reinvested. The graph indicates the dollar value of each hypothetical $100 investment as of March 31 in each of the years 1992, 1993, 1994, 1995, and 1996.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                                                  STANDARD &       DOW JONES
                                                  POOR'S COM-    AEROSPA CE &
      MEASUREMENT PERIOD            COMPANY       POSITE 500      DEFENSE IN-
    (FISCAL YEAR COVERED)        COMMON STOCK        INDEX            DEX
3/31/91                                    100             100             100
3/31/92                                    109             111             106
3/31/93                                    117             128             119
3/31/94                                    117             130             156
3/31/95                                    186             150             195
3/31/96                                    236             198             315

     The following graph shows the same information as the previous graph, but for the period since the inception of the Company (October 3, 1990, which was the commencement of trading on a "when-issued" basis in the Common Stock). The value as of March 31, 1991 in this graph reflects the total return for a period of approximately six months (October 3, 1990 through March 31, 1991).

                     COMPARISON OF CUMULATIVE TOTAL RETURN
             SINCE COMMENCEMENT OF TRADING OF COMPANY COMMON STOCK

                                                  STANDARD &       DOW JONES
                                                  POOR'S COM-     AEROSPACE &
      MEASUREMENT PERIOD            COMPANY       POSITE 500      DEFENSE IN-
    (FISCAL YEAR COVERED)        COMMON STOCK        INDEX            DEX
10/3/90                                    100             100             100
3/31/91                                    162             125             124
3/31/92                                    176             139             132
3/31/93                                    190             160             148
3/31/94                                    190             162             190
3/31/95                                    302             187             242
3/31/96                                    383             247             390

                                 PROPOSAL NO. 2

                                RATIFICATION OF
                      SELECTION OF INDEPENDENT ACCOUNTANTS

     Subject to ratification by the stockholders, the Board, upon its Audit Committee's recommendation, has selected Deloitte & Touche as independent accountants to audit the consolidated books and accounts of the Company for the fiscal year ending March 31, 1997. Deloitte & Touche were the independent accountants for the Company's business when it was part of Honeywell prior to the Spin-off, and have been independent accountants for the Company since the Spin-off. A representative of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions.

     THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE AS INDEPENDENT ACCOUNTANTS (PROPOSAL NO. 2).

                                 PROPOSAL NO. 3

                                  APPROVAL OF
                  NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

                                  INTRODUCTION

     As noted above under "ELECTION OF DIRECTORS -- COMPENSATION OF DIRECTORS," the Board has, at the recommendation of its Personnel and Compensation Committee, eliminated the Non-Employee Director Retirement Plan and established a stock ownership guideline of 3,500 shares to be achieved by non-employee directors within five years of their election to the Board. The Board has also approved the Personnel and Compensation Committee's recommendation that non-employee directors continue to receive annual awards of restricted Common Stock ("Restricted Stock"), and that the annual award be increased from 500 to 600 shares. However, all authorized shares have been issued under the plan pursuant to which previous such awards have been made. Accordingly, on May 15, 1996, the Board adopted, subject to stockholder approval, the Non-Employee Director Restricted Stock Plan (the "Plan"), a copy of which is attached as Appendix B.

     The Board endorses the objectives of the Plan, which are to (a) permit directors to increase their stock ownership and proprietary interest in the Company and their identification with the interests of the Company's stockholders; (b) provide a means of compensating directors that will help attract qualified candidates to serve as directors; and (c) induce incumbent directors to continue to serve if the Board desires that they remain on the Board.

                         PRINCIPAL FEATURES OF THE PLAN

     The following summary of the principal features of the Plan is qualified in its entirety by reference to the copy of the Plan attached as Appendix B.

SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN

     The aggregate number of shares of Restricted Stock that may be issued under the Plan is 30,000, and no shares may be issued after the expiration of 10 years from the date the Plan is approved by the Company's stockholders. The number of available shares is subject to appropriate adjustment in the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affecting the Company. Plan shares may be either authorized by unissued shares, treasury shares, or a combination thereof.

ELIGIBILITY

     Directors who are not employees of the Company are automatically eligible to participate in the Plan ("Eligible Directors"). There currently are eight Eligible Directors.

AWARDS

     Eligible Directors will be awarded 600 shares of Restricted Stock under the Plan upon their initial election to the Board, whether at an annual meeting of stockholders or otherwise. Incumbent Eligible Directors will be awarded 600 shares of Restricted Stock each time they are subsequently reelected to the Board. These shares are issued without cost (except for the $.01 per share par value when treasury shares are not issued) to the Eligible Director, but subject to certain restrictions described below. The holder will be entitled to vote the shares and receive any cash dividends and other cash distributions on the shares.

     An Eligible Director may, on or prior to the date as of which an award is to be made, elect not to participate in the Plan. This would permit, for example, electing to the Board a candidate whose employer's policies prohibit its employees from holding stock in companies that may be clients or potential clients of the employer. A non-participating Eligible Director may subsequently elect to resume participation in the Plan as to future awards.

     If the Plan is approved by the stockholders, and assuming that all Eligible Directors participate in the Plan, effective August 6, 1996, the following directors will receive an award of 600 shares of Restricted

Stock: Messrs. Elliott, Gossage, Greenblatt, Guss, Jeremiah, Kelley, Mazzella and Nir. The closing price of Common Stock on June 21, 1996, was $46.00.

RESTRICTIONS

     Shares of Restricted Stock awarded under the Plan are subject to the following restrictions for a Restricted Period (defined below): (a) the shares are subject to forfeiture if the director leaves the Board prior to the expiration of the Restricted Period; (b) the shares may not be sold, pledged or otherwise disposed of; and (c) any additional Common Stock or other securities or property (other than cash) that may be issued with respect to the shares will also be subject to the restrictions applicable to the shares of Restricted Stock. In order to assure compliance with the above restrictions, the Company will retain custody of the certificates representing shares of Restricted Stock, which will also bear a legend regarding the existence of the restrictions. Holders of Restricted Stock will also sign a stock power to facilitate transfer of the shares back to the Company in the event they are forfeited.

RESTRICTED PERIOD

     Shares of Restricted Stock are subject to the above restrictions for a period (the "Restricted Period") starting on the date (the "Award Date") of the Restricted Stock award (the "Award") and ending on the earlier of:

     - the first to occur of the following: (i) the Director retires from the Board in compliance with the Board's retirement policy as then in effect;
       (ii) the Director's service on the Board terminates as a result of the Director's not being nominated for reelection by the Board, but not as a result of the Director's declining to serve again; (iii) the Director's service on the Board terminates because the Director, although nominated for reelection by the Board, is not reelected by the Stockholders; (iv) the Director's service on the Board terminates because of (A) the Director's resignation at the request of the Nominating Committee of the Board, (B) the Director's removal by action of the Stockholders, or (C) the sale, merger or consolidation of, or a similar extraordinary transaction involving, the Company; (v) the Director becomes unable to serve because of disabilities; or (vi) the Director dies; or

     - if earlier, the third or any subsequent anniversary of the Award Date with respect to an Award to a Director if the Director, at least one year prior to such anniversary of the Award Date, gives the Company written notice of election to end the Restricted Period with respect to such Award on such third or subsequent anniversary.

ADMINISTRATION; AMENDMENT; TERMINATION

     The Plan will be administered by the Nominating Committee or such other committee of directors as the Board may designate; but such committee will have no discretion either (a) to determine the eligibility for awards of Restricted Stock or the number of shares of Restricted Stock to be awarded or the timing or value of awards of Restricted Stock, or (b) to take any action specifically delegated to the Board under the Plan.

     The Board may amend or terminate the Plan, but (a) no such action can, without the consent of a director, adversely affect the director's rights under outstanding awards of Restricted Stock; (b) stockholders must approve any amendment required (i) to be approved by stockholders under applicable law or securities exchange rules, and (ii) to keep the Plan in compliance with certain exemptive provisions of the rules (the "Section 16 Rules") promulgated under
Section 16 of the Securities Exchange Act of 1934, as amended. In addition, if necessary in order to comply with the exemptive provisions of the Section 16 Rules, the Plan provisions regarding the amount, timing and recipients of awards of Restricted Stock may not be amended more than once every six months other than to comply with changes in the Internal Revenue Code and the Employee Retirement Income Security Act, or the rules thereunder.

                        FEDERAL INCOME TAX CONSEQUENCES

     The Award of Restricted Stock will not result in the recipient director realizing taxable income or the Company realizing a tax deduction. The fair market value of the Restricted Stock (less any amount paid in respect of the par value of the shares) will become taxable to the recipient director when the restrictions lapse and the Restricted Stock becomes non-forfeitable. However, a director receiving an Award may elect to be taxed on the fair market value of the Restricted Stock (less any amount paid in respect of the par value of the shares) on the date of the Award. A director's tax basis in Restricted Stock will be the amount of the taxable income recognized by the director. The Company is entitled to a tax deduction at the time the director is taxed, in the amount of the taxable income realized by the director.

                               NEW PLAN BENEFITS

     The following table shows, for the groups indicated, the dollar value of the shares of Restricted Stock, if any, that will be awarded to members of the group during 1996, and annually thereafter, if the Plan is approved by stockholders at the Annual Meeting, based upon the closing price of the Common Stock on June 21, 1996, and assuming that the number of Eligible Directors continues at eight:

                                                                         DOLLAR VALUE    NUMBER OF
                             NAME OF GROUP                                   ($)          SHARES
- - -----------------------------------------------------------------------  ------------    ---------
Named Executive Officers...............................................        -0 -         -0 -
All current executive officers as a group..............................        -0 -         -0 -
All current directors who are not executive officers...................    $220,800        4,800
All employees, including all current officers who are not executive
  officers.............................................................        -0 -         -0 -

     THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF THE NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN (PROPOSAL NO. 3).

                             ADDITIONAL INFORMATION

                             STOCKHOLDER PROPOSALS

     Any proposals from stockholders intended to be presented at the 1997 annual meeting must be received by the Company no later than March 5, 1997, to be eligible for inclusion in the proxy statement for the 1997 annual meeting.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange, and to provide to the Company copies of, initial reports of Common Stock (and related derivative security) ownership on Form 3 and periodic reports of changes of Common Stock (and related derivative security) ownership on Forms 4 and 5. Based solely upon a review of the copies of such reports furnished to the Company, or written representations that certain reports were not required, the Company believes that all such reports required to be filed during fiscal year 1996 were filed in compliance with Section 16(a).

                           ANNUAL REPORT ON FORM 10-K

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 1996 WILL BE PROVIDED TO STOCKHOLDERS WITHOUT CHARGE UPON RECEIPT OF A WRITTEN REQUEST TO: INVESTOR RELATIONS, MN11-2015, ALLIANT TECHSYSTEMS INC., 600 SECOND STREET N.E., HOPKINS, MN 55343-8384.

                                          By Order of the Board of Directors,
                                          /s/ Charles H. Gauck

                                          Charles H. Gauck, Secretary
July 3, 1996

                                   APPENDIX A

ACQUISITION-RELATED AGREEMENTS WITH HERCULES

     Set forth below is a summary of the principal terms of certain agreements entered into between the Company and Hercules in connection with the Acquisition.

     PURCHASE AGREEMENT. The Company entered into the Purchase Agreement with Hercules on October 28, 1994, for the acquisition by the Company of HAC, the assets of which consisted primarily of: (i) the business and related activities of Hercules' Space and Strategic Propulsion, Tactical Missiles, Composite Structures and Ordnance business units, (ii) all of the outstanding capital stock of Global Environmental Solutions, Inc. and Hercules Defense Electronics Systems, Inc., two wholly-owned subsidiaries of Hercules, and (iii) Hercules' 25% interest in Technologie d'Avanguardia e Materiali Avanzati, S.p.A. (the "TAEMA Interest"). In consideration for HAC, the Company paid Hercules approximately $408.0 million consisting of: (i) the Cash Portion of the Purchase Price (described below) and (ii) the issuance to Hercules of 3,862,069 shares of Common Stock valued (for purposes of the Purchase Agreement) at $29 per share for an aggregate value of $112.0 million. The Cash Portion of the Purchase Price was based on the $342.0 million Adjusted Net Book Value (as defined in the Purchase Agreement) of HAC as of the closing date (i) less $46.0 million. The Cash Portion of the Purchase Price was $296.0 million (of which $14.1 million was paid to Hercules by the Company in July 1994), less approximately $0.6 million of accrued interest on such amounts previously paid. At the closing of the Acquisition, the Company and Hercules entered into an amendment to the Purchase Agreement which provides for, among other things, the exclusion of the TAEMA Interest and a $2.7 million downward adjustment to the Cash Portion of the Purchase Price.

     The liabilities of HAC assumed by the Company (collectively, the "Assumed Liabilities") include liabilities and obligations incurred in the ordinary course of HAC's business, subject to limited exceptions (principally, the liabilities which have been excluded from the Acquisition by mutual agreement of the parties). HAC and the Assumed Liabilities do not include, among other things, the following: (i) any items in Hercules' Composite Materials or Aqualon units; (ii) real property (including land, buildings and permanent fixtures) at HAC's plant in Kenvil, New Jersey (the "Kenvil Facility"); (iii) real property (including land, buildings and permanent fixtures) at HAC's plant in Clearwater, Florida (the "Clearwater Facility"); (iv) liabilities relating to Hercules' pension plans except those liabilities associated with those employees and former employees who accepted the Company's offer of employment; (v) the excluded items identified in an agreement between the parties regarding certain assets being acquired by the Company at the Bacchus Works Facility in Magna, Utah (the "Bacchus Works Facility"); (vi) certain assets at Hercules' headquarters offices; and (vii) certain litigation relating to HAC.

     The Purchase Agreement contains customary representations, warranties and covenants. The Company and Hercules have also indemnified one another for certain breaches of representations or covenants. Subject to limited exceptions, no claims under the indemnity may be asserted against the Company or Hercules against the other party unless such claims exceed $1.5 million in the aggregate, in which event the indemnitor shall only be obligated to indemnify for the amount of such claims in excess of $1.0 million.

     In addition, pursuant to the terms of the Purchase Agreement, the Company has agreed to indemnify and reimburse Hercules for a portion of the claims (collectively, the "Litigation Claims") arising out of, relating to, or incurred in connection with certain qui tam or "whistle-blower" actions (collectively, the "Hercules Actions") to which Hercules is a party. The Company's liability to Hercules for the Litigation Claims (other than with respect to Litigation Claims consisting of external attorney's and investigative fees and related costs and expenses (collectively, the "Legal Costs")) will be a maximum of approximately $4 million. The Company also has agreed to reimburse Hercules for 40% of all Legal Costs incurred from and after the closing date with respect to the Hercules Actions. The Company and Hercules have also entered into a Joint Defense Agreement with respect to the Hercules Actions.

     STOCKHOLDER'S AGREEMENT. As of June 21, 1996, Hercules owned approximately 29.8% of the outstanding shares of Common Stock. (See "The Repurchase" below.) At the closing of the Acquisition, the Company and Hercules entered into the Stockholder's Agreement to establish certain terms and conditions of Hercules' ongoing relationship with the Company (see "ELECTION OF DIRECTORS--ELECTION AND VOTING ARRANGEMENTS" in this Proxy Statement). The term of the Stockholder's Agreement extends through the fifth anniversary of the closing date of the Acquisition (subject to earlier termination under limited circumstances, including in the event Hercules and its controlled affiliates own, at any time, less than 5% of the voting securities of the Company) (the "Term").

     During the Term, the Stockholder's Agreement also provides that Hercules will: (i) be required to vote its shares for the election of directors in accordance with the recommendation of the Board, so long as the Board's nominees consist of the individuals meeting the requirements set forth in the preceding paragraph (but otherwise will be entitled to vote its shares as it deems appropriate); and (ii) be subject to a standstill arrangement (which, among other things, will prohibit Hercules and its controlled affiliates from owning greater than 40% of the then outstanding voting securities of the Company and from taking certain other actions involving control of the Company). In addition, subject to limited exceptions, until the first anniversary of the closing, neither Hercules nor its controlled affiliates were permitted to dispose of any of their shares of voting securities of the Company without the prior written consent of the Company and, subject to certain exceptions, any dispositions from and after the first anniversary of the closing will be subject to a right of first refusal by the Company. Since the first anniversary of the closing (and subject to certain restrictions), Hercules has been entitled to certain registration rights in respect of the shares of Common Stock acquired by Hercules pursuant to the Purchase Agreement.

     ENVIRONMENTAL AGREEMENTS. Under the Environmental Agreements, Hercules has agreed to indemnify the Company for environmental conditions relating to releases or hazardous waste activities occurring prior to the closing of the Acquisition, fines relating to pre-closing environmental compliance, environmental claims arising out of breaches of Hercules' representations and warranties and certain compliance requirements at the Kenvil, New Jersey facility (the "Kenvil Facility"). The indemnity obligation is subject to a total deductible of $1.0 million for all claims (including non-environmental claims) that the Company may assert under the Purchase Agreement. In addition, Hercules is not required to indemnify the Company for any individual claims below $50,000. Hercules is obligated to indemnify the Company for the lowest cost response of remediation required at the facility. The limitations of Hercules' indemnification obligations do not apply to amounts incurred by Hercules in connection with the performance of remedial actions relating to preacquisition conditions at the Clearwater, Florida facility (the "Clearwater Facility") or in connection with its obligation to comply with certain environmental regulations at the Kenvil Facility. Both facilities are being leased from Hercules on a year-to-year basis. Hercules will be responsible for conducting any remedial activities and seeking reimbursement from the U.S. Government with respect to the Kenvil Facility and the Clearwater Facility.

     CERTAIN ANCILLARY AGREEMENTS. The Company and Hercules also entered into a Human Resources Agreement and a Tax Agreement to address the employment and tax matters, respectively, related to the Acquisition, and a Transition Services Agreement, pursuant to which Hercules provided to the Company, and the Company, through HAC, provided to Hercules, certain services, in each case at cost, that eased the transition of HAC from Hercules to the Company. The Company and Hercules also entered into the ancillary agreements described below.

     The Carbon Fibers Supply Agreement provides that Hercules will supply the Company's carbon fiber and pre preg requirements at prices that were fixed in the Carbon Fibers Supply Agreement for 1995, and will be determined by prescribed formula for subsequent years. With respect to any carbon fiber or pre preg products which are not currently the subject of the Carbon Fibers Supply Agreement ("New Products"), the Company will offer Hercules the opportunity to supply such New Product. If Hercules is unable to deliver the New Product, or if Hercules's price is not competitive, the Company may purchase such requirements elsewhere, provided that the Company has paid an aggregate amount of $13.0 million to Hercules under the Carbon Fibers Supply Agreement and the Company can show that the product may be purchased more competitively from an alternate supplier.

     The Smokeless Nitrocellulose Supply Agreement provides that Hercules will supply the Company's smokeless nitrocellulose requirements for non-U.S. military products ("Commercial Smokeless NC") at competitive prices. The Company has agreed to treat Hercules as the preferred supplier of smokeless nitrocellulose used in the manufacture of military propellants ("Military Smokeless NC") when the Company cannot or chooses not to supply its needs from internal production. In addition, if the Company's need for Military Smokeless NC exceeds maximum production levels at HAC's plant in Radford, Virginia, then the Company will give Hercules a right of first refusal to supply all of such excess upon terms to be negotiated. Hercules also granted to the Company a non-exclusive, royalty-free, perpetual license to practice the Hercules Aqualon Unit smokeless nitrocellulose technology. Such license is limited to the manufacture of Military Smokeless NC and, during the term of the Smokeless Nitrocellulose Supply Agreement, the license is limited to certain levels of production, subject to adjustment. In consideration for the economic impact to the Company resulting from the shutdown by Hercules of nitroglycerine manufacturing at the Kenvil Facility, Hercules agreed to pay the Company $4.0 million, payable in three annual installments.

     The term of both the Carbon Fibers Supply Agreement and the Smokeless Nitrocellulose Supply Agreement is five years commencing on March 15, 1995.

THE REPURCHASE

     On April 13, 1995, the Company announced that it will expend up to a maximum of $50.0 million for the repurchase of shares of Common Stock in the open market (the "Repurchase"). Under the terms of the Stockholder's Agreement, neither Hercules nor Capstay nor their respective affiliates will participate in the Repurchase. As of June 21, 1996, the Company had expended $39.4 million and acquired 1,032,780 shares of Common Stock in connection with the Repurchase. If the $10.6 million remaining for expenditure in connection with the Repurchase had been used to repurchase Common Stock at its closing price on June 21, 1996 ($46.00), Hercules would have beneficially owned 30.4% of the Common Stock as of that date. The Company has not yet established a definitive timetable as to when the Repurchase will be completed.

                                   APPENDIX B

                            ALLIANT TECHSYSTEMS INC.
                  NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

Section 1. Introduction

     1.1 The Plan; Effective Date; Duration. This Alliant Techsystems Inc. Non-Employee Director Restricted Stock Plan (the "Plan"), shall be effective August 6, 1996, or, if later, the date the Plan is approved by the stockholders of the Alliant Techsystems Inc. (the "Company"). No award shall be made under the Plan after the expiration of 10 years from the effective date of the Plan.

     1.2 Purpose. The purpose of the Plan is to provide each non-employee member ("Director") of the Board of Directors of the Company (the "Board") with awards of shares of common stock, par value $.01 per share ("Stock"), of the Company, subject to the restrictions and other provisions of the Plan. It is intended that the Plan will (a) permit Directors to increase their stock ownership and proprietary interest in the Company and their identification with the interests of the Company's stockholders ("Stockholders"), (b) provide a means of compensating Directors that will help attract qualified candidates to serve as Directors, and (c) induce incumbent Directors to continue to serve if the Board desires that they remain on the Board.

     1.3 Shares of Stock Available Under the Plan.

     (a) Subject to any adjustments made pursuant to Section 1.3(c), the aggregate number of shares of Stock that may be issued under the Plan shall be 30,000.

     (b) Shares of Stock awarded under the Plan may be (i) authorized but unissued shares of Stock, (ii) previously issued shares of Stock reacquired by the Company, including shares purchased in the open market (collectively, "Treasury Shares"), or (iii) a combination thereof.

     (c) Appropriate and equitable adjustment shall be made in the number of shares of Stock available under the Plan and covered by Plan awards in the event of any recapitalization, reorganization, merger, consolidation, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split, reverse stock split, stock dividend, extraordinary dividend, liquidation, dissolution, or other similar corporate transaction or event affecting the Company.

Section 2. Restricted Stock Awards

     2.1 Award Dates.

     (a) As of the date of each annual meeting of Stockholders ("Annual Meeting"), commencing with the 1996 Annual Meeting, each Director elected or reelected to the Board at such Annual Meeting shall be awarded 600 shares of restricted Stock ("Restricted Stock").

     (b) A Director who is elected to the Board on a date other than the date of an Annual Meeting shall be awarded 600 shares of Restricted Stock as of such date of election.

     (c) A Director may elect, in writing, on or prior to any date as of which the Director is entitled to receive a Restricted Stock award to waive the Director's right to receive the award. Any such waiver shall apply to all future Restricted Stock awards the Director would otherwise be entitled to receive, and shall remain in effect until such time as the Director elects, in writing, to revoke such waiver. Any such revocation shall be effective with respect to Restricted Stock awards the Director is entitled to receive as of dates subsequent to the date of the revocation.

     2.2 Issuance of Stock. As promptly as practical after the date as of which an award is deemed made, the Company shall issue a certificate ("Certificate"), registered in the name of each Director receiving an award, representing the number of shares of Restricted Stock covered by the Director's award.

     2.3 Rights of Holders of Restricted Stock. Upon issuance of a Certificate, the Director in whose name the Certificate is registered shall, subject to the provisions of the Plan, have all of the rights of a Stockholder with respect to the shares of Restricted Stock represented by the Certificate, including the right to vote the shares and receive cash dividends and other cash distributions thereon.

     2.4 Restricted Period. Restricted Stock shall be subject to the restrictions set forth in Section 2.7 and the other provisions of the Plan for a period (the "Restricted Period") commencing on the date as of which the Restricted Stock is awarded (the "Award Date") and ending on the earlier of:

     (a) the first to occur of the following:

          (i) the Director retires from the Board in compliance with the Board's retirement policy as then in effect;

          (ii) the Director's service on the Board terminates as a result of the Director's not being nominated for reelection by the Board, but not as a result of the Director's declining to serve again;

          (iii) the Director's service on the Board terminates because the Director, although nominated for reelection by the Board, is not reelected by the Stockholders;

          (iv) the Director's service on the Board terminates because of (A) the Director's resignation at the request of the Nominating Committee of the Board, (B) the Director's removal by action of the Stockholders, or (C) the sale, merger or consolidation of, or a similar extraordinary transaction involving, the Company;

          (v) the Director becomes unable to serve because of disabilities; or

          (vi) the Director dies;

     or

     (b) if earlier, the third or any subsequent anniversary of the Award Date with respect to an Award to a Director if the Director, at least one year prior to such anniversary of the Award Date, gives the Company written notice of election to end the Restricted Period with respect to such Award on such third or subsequent anniversary.

     2.5 Forfeiture of Restricted Stock. As of the date ("Termination Date") a Director ceases to be a member of the Board for any reason, the Director shall forfeit and return to the Company all Restricted Stock awarded to the Director for which the Restricted Period has not ended as of or prior to the Termination Date.

     2.6 Release of Restricted Stock. If a Director's Termination Date occurs as of or after the end of the Restricted Period applicable to Restricted Stock, such Restricted Stock shall be released to the Director, free and clear of all restrictions and other provisions of the Plan.

     2.7 Restrictions. Restricted Stock shall be subject to the following restrictions during the Restricted Period:

     (a) The Restricted Stock shall be subject to forfeiture to the Company as provided in the Plan.

     (b) The Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of; and neither the right to receive Restricted Stock nor any interest under the Plan may be assigned by a Director, and any attempted assignment shall be void.

     (c) Each Certificate representing shares of Restricted Stock shall be held by the Company and shall, at the option of the Company, bear an appropriate restrictive legend and be subject to appropriate "stop transfer" orders. The Director shall deliver to the Company a stock power endorsed in blank to the Company.

     (d) Any additional Stock or other securities or property (other than cash) that may be issued with respect to Restricted Stock as a result of any stock dividend, stock split, business combination or other event, shall be subject to the restrictions and other provisions of the Plan.

     (e) The issuance of any Restricted Stock award shall be subject to and contingent upon (i) completion of any registration or qualification of the Stock under any federal or state law or governmental rule or regulation that the Company, in its sole discretion, determines to be necessary or advisable; (ii) the execution by the Director and delivery to the Company of (A) any agreement reasonably required by the Company, and (B) the stock power referred to in Section 2.7(c); and (iii) the payment by the Director to the Company of the par value of the Restricted Stock, except to the extent that Treasury Shares are issued in connection with the award.

Section 3. General Provisions

     3.1 Administration. The Plan shall be administered by a committee (the "Committee") that shall be the Nominating Committee of the Board or such other committee of Directors as may be designated by the Board. The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to (a) determine the eligibility for awards of Restricted Stock or the number of shares of Restricted Stock to be awarded or the timing or value of awards of Restricted Stock to be awarded to any Director, or (b) take any action specifically delegated to the Board under the Plan. The Committee's interpretations and actions shall, except as otherwise determined by the Board, be final, conclusive and binding upon all persons for all purposes.

     3.2 No Retention Rights. Neither the establishment of the Plan nor the awarding of Restricted Stock to a Director shall be considered to give the Director the right to be retained on, or nominated for reelection to, the Board, or to any benefits or awards not specifically provided for by the Plan.

     3.3 Interests Not Transferable. Except as to withholding of any tax required under the laws of the United States or any state or locality, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, or other legal process, or encumbrance of any kind. Any attempt to alienate, sell, transfer, assign, pledge, attach or otherwise encumber any such benefits whether currently or thereafter payable, shall be void. No benefit shall, in any manner, be liable for or subject to the debts or liabilities of any person entitled to such benefits. If any person shall attempt to, or shall alienate, sell, transfer, assign, pledge or otherwise encumber such person's benefits under the Plan, or if by reason of such person's bankruptcy or any other event, such benefits would devolve upon any other person or would not be enjoyed by the person entitled thereto under the Plan, then the Committee, in its discretion, may terminate the interest in any such benefits of the person entitled thereto under the Plan and hold or apply them to or for the benefit of such person entitled thereto under the Plan or such person's spouse, children or other dependents, or any of them, in such manner as the Committee may deem proper.

     3.4 Amendment and Termination. The Board may at any time amend or terminate the Plan; provided that:

     (a) no amendment or termination shall, without the written consent of a Director, adversely affect the Director's rights under outstanding awards of Restricted Stock;

     (b) Stockholder approval of any amendment shall be required if Stockholder approval is required (i) under applicable law or the listing requirements of any national securities exchange on which are listed any of the Company's equity securities, or (ii) in order for the Plan to continue to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"); and

     (c) to the extent then required in order for the Plan to continue to comply with Rule 16b-3, Section 2.1 may not be amended more than once every six months other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.

     3.5 Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Section or part thereof so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part thereof to the fullest extent possible while remaining lawful and valid.

     3.6 Controlling Law. The law of Minnesota, except its law with respect to choice of law, shall be controlling in all matters relating to the Plan.

                          (Cut off along dotted line)
- - --------------------------------------------------------------------------------

                            ADMISSION TICKET REQUEST

                            ALLIANT TECHSYSTEMS INC.
                         ANNUAL MEETING OF STOCKHOLDERS
                     2:00 P.M., LOCAL TIME, AUGUST 6, 1996

If you plan to attend the 1996 Annual Meeting, which will be held at the Sheraton Park Place Hotel, 1500 Park Place Boulevard (I-394 at Park Place/Xenia
Exit), St. Louis Park (suburban Minneapolis), Minnesota, you may request an admission ticket for yourself and members of your immediate family by completing and returning this form. Admission tickets will be mailed in response to requests received by July 30, 1996. All other admission tickets may be picked up at the Annual Meeting.

Your Name (Please Print):______________________________________________________

Address:_______________________________________________________________________
                                       (Street)
_______________________________________________________________________________
                                (City, State, Zip Code)

Additional admission tickets requested for the following immediate family members:

YOU MAY RETURN THIS FORM WITH YOUR
PROXY IN THE ENVELOPE PROVIDED; BUT
IT IS RECOMMENDED (PARTICULARLY IF
YOUR SHARES ARE HELD BY YOUR BROKER
IN "STREET NAME") THAT YOU MAIL IT
DIRECTLY TO: ALLIANT TECHSYSTEMS
             INC.  MN11-2214
             600 SECOND STREET N.E.
             HOPKINS, MN 55343-8384
                                     -------------------------------------------
                                                 (Signature of Stockholder)

                                               [ALLIANT LOGO]

                                               Alliant Techsystems Inc.
                                               600 Second Street N.E.
                                               Hopkins, MN 55343-8384


Date:      July 3, 1996

Subject: VOTING INSTRUCTIONS TO THE TRUSTEE OF THE ALLIANT TECHSYSTEMS INC. 401(k) PLANS (the "Plans")

To:        Participants in the Plans


     As a participant in one of the above Plans, you are entitled to vote shares of Alliant Techsystems Inc. common stock ("Company Stock") allocated to your Plan account(s). In order for you to vote these shares at the 1996 annual meeting of stockholders of Alliant Techsystems Inc. (the "Company"), you must give your voting instructions to Fidelity Management Trust Company, which, as Trustee under the Plans, is (through its nominee) the record owner of the Company Stock held by the Plans.

     Enclosed for your consideration and use in this regard are the following items:

     1. The Notice of Annual Meeting of Stockholders and Proxy Statement for the Company's 1996 annual meeting.

     2. A white proxy (bearing a blue stripe) upon which you are invited to record your confidential voting instructions to the Trustee with respect to your Plan shares of Company Stock. IF YOU DO NOT VOTE YOUR PLAN SHARES (WHICH REQUIRES THAT YOUR PROXY BE RECEIVED BY JULY 30, 1996), YOUR SHARES WILL BE VOTED BY THE TRUSTEE IN THE SAME MANNER AND PROPORTION AS IT VOTES SHARES FOR WHICH IT RECEIVES VOTING INSTRUCTIONS FROM OTHER PARTICIPANTS IN THE PLANS.

     3. A self-addressed, postage-paid envelope for your use in returning the enclosed white proxy to the Company's transfer agent, which is tabulating the voting instructions for the Trustee.

     NOTE: THE ENCLOSED PROXY CANNOT BE VOTED AT THE MEETING, BUT IS VALID ONLY TO INSTRUCT THE TRUSTEE HOW TO VOTE YOUR PLAN SHARES. The enclosed proxy is in addition to any proxy you may receive with respect to other Company Stock you may own.

                                IMPORTANT NOTICE

ADMISSION TO THE MEETING WILL BE BY TICKET ONLY. IN ORDER TO SECURE AN ADMISSION TICKET, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT.

________________________________________________________________________________

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints R. Keith Elliott and Richard Schwartz as proxies, each with the power to act alone and with full power of substitution and revocation, to represent and vote, as specified on the other side of this proxy, all shares of Common Stock of Alliant Techsystems Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 p.m., local time, on Tuesday, August 6, 1996 at the Sheraton Park Place Hotel, 1500 Park Place Boulevard (I-394 at Park Place/Xenia Exit), St. Louis Park (suburban Minneapolis), Minnesota, and all adjournments thereof.

        THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED ON THE OTHER SIDE. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS
1, 2 AND 3. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE SUCH
SHARES UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

        THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE PROXY STATEMENT OF THE COMPANY.

                (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

- - --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE




                             CORPORATE HEADQUARTERS

                             600 Second Street N.E.
                         Hopkins, Minnesota 55343-8384
                           (telephone: 612-931-6000)


                             STOCKHOLDER INQUIRIES

Stockholder inquiries concerning transfer of shares, lost certificates or address changes should be directed to the Company's Transfer Agent/Registrar, ChaseMellon Shareholder Services, 450 West 33rd Street, New York, NY 10001-2697 (telephone toll free: 1-800-851-9677).


                               INVESTOR RELATIONS

Inquiries from stockholders, securities analysts, and others in the professional investment community should be directed to Richard N. Jowett, Director of Investor Relations, Alliant Techsystems Inc., 600 Second Street N.E., Hopkins, MN 55343-8384 (telephone: 612-931-6080).

- - ------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Please mark
                                                                                                              your votes as
                                                                                                              indicated in
                                                                                                              this example  / X /
- - ------------------------------------------------------------------------------------------------------------------------------------
                                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3.
- - ------------------------------------------------------------------------------------------------------------------------------------
PROPOSAL 1. ELECTION OF DIRECTORS     NOMINEES: R. Keith Elliott, Thomas L. Gossage,      PROPOSAL 2. RATIFICATION OF SELECTION OF
                                      Joel M. Greenblatt, Jonathan G. Guss, David E.      DELOITTE & TOUCHE AS INDEPENDENT
   FOR all        AUTHORITY           Jeremiah, Gaynor N. Kelley, Joseph F. Mazzella,     ACCOUNTANTS
  Nominees        WITHHELD            Daniel L. Nir and Richard Schwartz.
   except         as to all                                                                 FOR       AGAINST       ABSTAIN
  as noted        Nominees            (To withhold authority to vote for any individual     /  /        /  /          /  /
    /  /            /  /              nominee, write the nominee's name on the line below.)

                                      ___________________________________________________

- - ------------------------------------------------------------------------------------------------------------------------------------
PROPOSAL 3. APPROVAL OF NON-EMPLOYEE
DIRECTOR RESTRICTED STOCK PLAN

FOR      AGAINST      ABSTAIN
/  /       /  /         /  /
                                                                                        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                                                                                        SIGN,  DATE AND MAIL THIS PROXY TODAY.

                                                                                        You are encouraged to specify your choice
                                                                                        by marking the appropriate boxes, but you
                                                                                        need not mark any boxes if you wish to vote
                                                                                        in accordance with the Board of Directors
                                                                                        recommendations. Your shares cannot be
                                                                                        voted unless you sign, date and return
                                                                                        this card.

                                                                                        Dated:______________________________, 1996

                                                                                        Signature:________________________________

                                                                                        __________________________________________

                                                                                        Please sign as name appears hereon. Joint
                                                                                        owners should each sign. When signing as
                                                                                        attorney, executor, administrator, trustee
                                                                                        or guardian, please give full title as
                                                                                        such. If a corporation, please sign as full
                                                                                        corporate name by authorized officer. If a
                                                                                        partnership, please sign in partnership
                                                                                        name by authorized person.

- - ------------------------------------------------------------------------------------------------------------------------------------
                                                      - FOLD AND DETACH HERE -

                                 ANNUAL MEETING
                                       OF
                                  STOCKHOLDERS
                                       OF
                            ALLIANT TECHSYSTEMS INC.

                             TUESDAY, AUGUST 6, 1996
                                   2:00 P.M.
                           SHERATON PARK PLACE HOTEL
                           1500 PARK PLACE BOULEVARD
                        (I-394 AT PARK PLACE/XENIA EXIT)
                           ST. LOUIS PARK, MINNESOTA

                                IMPORTANT NOTICE

ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS OF ALLIANT TECHSYSTEMS INC. WILL BE BY TICKET ONLY, IN ORDER TO SECURE AN ADMISSION TICKET, PLEASE COMPLETE AND RETURN THE ADMISSION TICKET REQUEST FORM PRINTED ON THE INSIDE BACK COVER OF THE PROXY STATEMENT.